1940 Act File No.811-08519

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X

    Amendment No.   19.............................................       X

                              FEDERATED CORE TRUST

               (Exact Name of Registrant as Specified in Charter)

                           Federated Investors Funds
                              5800 Corporate Drive
                      Pittsburgh, Pennsylvania 15237-7000
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                        (Registrant's Telephone Number)

                           John W. McGonigle, Esquire
                           Federated Investors Tower
                              1001 Liberty Avenue
                      Pittsburgh, Pennsylvania 15222-3779
                    (Name and Address of Agent for Service)
               (Notices should be sent to the Agent for Service)


                                    Copies To:

Matthew G. Maloney, Esquire
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L. Street, NW
Washington, DC 20037







FEDERATED CORE TRUST





Prospective Investor ____________________     Copy # ____________________







CONFIDENTIAL PRIVATE OFFERING MEMORANDUM


FEDERATED INFLATION-PROTECTED SECURITIES CORE FUND


FEBRUARY 28, 2006 (REVISED NOVEMBER 3, 2006)












INVESTMENT ADVISER
FEDERATED INVESTMENT MANAGEMENT COMPANY


PLACEMENT AGENT
FEDERATED SECURITIES CORP.
FEDERATED INVESTORS TOWER
1001 LIBERTY AVENUE
PITTSBURGH, PA 15222



DO NOT COPY OR CIRCULATE






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FEDERATED CORE TRUST

FEDERATED GOVERNMENT POOL
FEDERATED INFLATION-PROTECTED SECURITIES CORE FUND
FEDERATED MORTGAGE CORE PORTFOLIO
FEDERATED PRIME POOL
HIGH-YIELD BOND PORTFOLIO
SUPPLEMENT TO CURRENT PROSPECTUSES

A Special Meeting of the shareholders of Federated Core Trust (the "Trust"), will be held on June 30, 2006 at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, at 2:00 p.m. (Eastern time). At this meeting, shareholders will be asked to vote on the proposal described below. If approved by shareholders, these changes will take effect at the close of business on June 30, 2006. Shareholders will be notified if the proposal is not approved. Please keep this supplement for your records.
1. TO ELECT SIX (6) TRUSTEES OF THE TRUST, EACH TO HOLD OFFICE FOR THE TERM INDICATED; AND
2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
For more information on the above, please request a copy of the Trust's proxy statement.
                                                                    June 7, 2006
Cusip 31409N309

Cusip 31409N507

Cusip 31409N200

Cusip 31409N408

Cusip 31409N101

34785 (5/06)


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FEDERATED CORE TRUST







FEDERATED INFLATION-PROTECTED SECURITIES CORE FUND






CONFIDENTIAL PRIVATE OFFERING MEMORANDUM


February 28, 2005 (Revised November 3, 2006)


A Confidential Statement of Additional Information (SAI) with respect to Federated Inflation-Protected Securities Core Fund (Portfolio), a portfolio of Federated Core Trust (Trust) with the same date has been filed with the Securities and Exchange Commission (SEC), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (1933 Act), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Confidential Private Offering Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of Shares may be made unless the Shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This Confidential Private Offering Memorandum has been prepared on a confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the Shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.


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               FEDERATED INFLATION-PROTECTED SECURITIES CORE FUND
                      A Portfolio of Federated Core Trust
                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                     PART A
                     (INFORMATION REQUIRED IN A PROSPECTUS)

                  FEBRUARY 28, 2006 (REVISED NOVEMBER 3, 2006)


Please read this Confidential Private Offering Memorandum (Memorandum) carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement and Investor Questionnaire for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase Shares of the Portfolio, a prospective investor must satisfactorily complete, execute and deliver the Subscription Agreement and Investor Questionnaire to the Portfolio's placement agent.

Items 1, 2, 3 and 8 of Part A are omitted pursuant to Item B(2)(b) of the General Instructions to Form N-1A.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

INVESTMENT OBJECTIVE
The investment objective of the Portfolio is to provide total return consistent with investment in inflation-protected securities. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this Memorandum.

INVESTMENT STRATEGY
The Portfolio invests primarily in inflation-protected (inflation-indexed) bonds issued or guaranteed by U.S. and foreign governments, or their agencies or instrumentalities and by corporations (Inflation-Protected Bonds). Up to 20% of the Portfolio's assets may be invested in other types of fixed-income securities and money market instruments. The Portfolio may also invest in derivative instruments. It is the investment adviser's (Adviser) intent to focus the Portfolio's investments in Treasury Inflation Protected Securities (TIPs), although the Portfolio may also invest in Inflation-Protected Bonds issued by agencies and instrumentalities of foreign governments and by corporations. The Portfolio may invest in bonds of any maturity, but is expected to maintain a dollar-weighed average maturity in a range of 7-20 years.

In managing the Portfolio, the Adviser utilizes a four part decision making process.

First, the Adviser lengthens or shortens portfolio duration from time to time based on its interest rate outlook. "Duration" measures the sensitivity of a security's price to changes in interest rates. The greater a portfolio's average duration, the greater the change in a portfolio's value in response to a change in market interest rates.

Second, the Adviser strategically positions the Portfolio based on its expectations for changes in the yield curve. The Adviser tries to combine individual portfolio securities with different durations to take advantage of relative changes in interest rates. Relative changes in interest rates may occur whenever longer-term interest rates move more, less or in a different direction than shorter-term interest rates.

Third, the Adviser pursues relative value opportunities within the sectors in which the Portfolio may invest.

Finally, the Adviser selects individual securities within each sector that it believes may outperform a sector-specific benchmark. The Adviser looks for relative value within specific issuers. Similarly, with respect to mortgage-backed debt securities, the Adviser utilizes sophisticated quantitative models to analyze specific characteristics of the underlying pool (such as past prepayment experience, pool age, weighted average coupon yield, and geographic distribution) and find the best available securities in the sector.





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The Adviser may opportunistically invest in derivative contracts, such as swaps, options, futures and forward contracts, to efficiently implement the Portfolio's overall investment strategies. The following examples illustrate some, but not all, of the specific ways in which the Portfolio may use derivative contracts. First, the Adviser may use derivatives to increase or decrease the Portfolio's exposure to an underlying asset without actually buying or selling the asset. Second, the Portfolio may invest in derivatives that are designed to have risk/return characteristics similar to an index, such as the Portfolio's benchmark or another diversified basket of individual securities, as a way to quickly or cost effectively adjust the Portfolio's exposure to a sector of the fixed-income market. Third, the Adviser may use derivatives to obtain exposure to an issuer that does not have publicly traded debt. Fourth, the Portfolio may enter into combinations of derivative contracts in an attempt to benefit from changes in the prices of those derivative contracts (without regard to changes in the value of the security or index underlying the derivative). Finally, the Adviser may use derivatives to implement the Portfolio's hedging strategies, as more fully described below. There is no guarantee that any investment strategy involving the use of derivatives will work as intended.

Because the Portfolio refers to inflation-protected securities in its name, it will notify shareholders in advance of any change in its investment policies that would enable the Portfolio to normally invest less than 80% of its assets in inflation-protected securities.


HEDGING
Hedging transactions are intended to reduce specific risks. For example, to protect the Portfolio against circumstances that would normally cause the Portfolio's portfolio securities to decline in value, the Portfolio may buy or sell a derivative contract that would normally increase in value under the same circumstances. The Portfolio may also attempt to hedge by using combinations of different derivative contracts, or derivative contracts and securities. The Portfolio's ability to hedge may be limited by the costs of the derivative contracts. The Portfolio may attempt to lower the cost of hedging by entering into transactions that provide only limited protection, including transactions that (1) hedge only a portion of its portfolio, (2) use derivative contracts that cover a narrow range of circumstances or (3) involve the sale of derivative contracts with different terms. Consequently, hedging transactions will not eliminate risk even if they work as intended. In addition, hedging strategies are not always successful, and could result in increased expenses and losses to the Portfolio.

TEMPORARY DEFENSIVE INVESTMENTS
The Portfolio may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Portfolio to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.

SECURITIES AND TECHNIQUES

FIXED-INCOME SECURITIES
Fixed-income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed-income security must repay the principal amount of the security, normally within a specified time. Fixed-income securities provide more regular income than equity securities. However, the returns on fixed-income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed-income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.





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The following describes the types of fixed-income securities in which the
Portfolio invests:

INFLATION PROTECTED BONDS
Inflation-protected bonds, are fixed-income securities whose principal value or interest rate is periodically adjusted according to the rate of inflation. If the index measuring inflation falls (deflation), the principal value or interest rate of the bonds will be adjusted downward and consequently the interest payable on these securities will be reduced. U.S. Treasury Inflation-Protected Securities, also known as "TIPs", are adjusted as to principal; repayment of the original bond principal upon maturity is guaranteed if the bond is purchased when originally issued. With respect to other types of Inflation-Protected Bonds that are adjusted to the principal amount, the adjusted principal value of the bond repaid at maturity may be less than the original principal. Most other types of Inflation-Protected Bonds, however, are adjusted with respect to the interest rate, which has a minimum coupon of 0%, and the principal value does not change.

TREASURY SECURITIES
Treasury securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest credit risks.

AGENCY SECURITIES
Agency securities are issued or guaranteed by a federal agency or other government sponsored entity (GSE) acting under federal authority. Some GSE securities are supported by the full faith and credit of the United States. These include the Government National Mortgage Association, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmer's Home Administration, Federal Financing Bank, General Services Administration, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation and Washington Metropolitan Area Transit Authority Bonds.


Other GSE securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association and Tennessee Valley Authority in support of such obligations.


A few GSE securities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. These include the Farm Credit System, Financing Corporation and Resolution Funding Corporation.


Investors regard agency securities as having low credit risks, but not as low as Treasury securities. A Portfolio treats mortgage-backed securities guaranteed by a GSE as if issued or guaranteed by a federal agency.


Although such a guarantee protects against credit risks, it does not reduce market and prepayment risks.

CORPORATE DEBT SECURITIES
Corporate debt securities are fixed-income securities issued by businesses. Notes, bonds, debentures, credit linked notes and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.



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MORTGAGE-BACKED SECURITIES
Mortgage-backed securities represent interests in pools of mortgages. The mortgages that comprise a pool normally have similar interest rates, maturities and other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs.

Mortgage-backed securities come in a variety of forms. Many have extremely complicated terms. The simplest form of mortgage-backed securities are pass-through certificates. An issuer of pass-through certificates gathers monthly payments from an underlying pool of mortgages. Then, the issuer deducts its fees and expenses and passes the balance of the payments onto the certificate holders once a month. Holders of pass-through certificates receive a pro rata share of all payments and prepayments from the underlying mortgages. As a result, the holders assume all the prepayment risks of the underlying mortgages.


FOREIGN EXCHANGE CONTRACTS
In order to convert U.S. dollars into the currency needed to buy a foreign security, or to convert foreign currency received from the sale of a foreign security into U.S. dollars, the Portfolio may enter into spot currency trades. In a spot trade, the Portfolio agrees to exchange one currency for another at the current exchange rate. The Portfolio may also enter into derivative contracts in which a foreign currency is an underlying asset. The exchange rate for currency derivative contracts may be higher or lower than the spot exchange rate. Use of these derivative contracts may increase or decrease the Portfolio's exposure to currency risks.


FOREIGN GOVERNMENT SECURITIES
Foreign government securities generally consist of fixed-income securities supported by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank.

Foreign government securities also include fixed-income securities of quasi-governmental agencies that are either issued by entities owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit. Further, foreign government securities include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.


DERIVATIVE CONTRACTS
Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, commodities, currencies, financial indices or other assets or instruments. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset or instrument. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

The Portfolio may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Portfolio and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.

Depending on how the Portfolio uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset or instrument, derivative contracts may increase or decrease the Portfolio's exposure to interest rate, currency and credit risks, and may also expose the Portfolio to liquidity and leverage risks. OTC contracts also expose the Portfolio to credit risks in the event that a counterparty defaults on the contract.





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The Portfolio may trade in the following types of derivative contracts, including combinations thereof:

FUTURES CONTRACTS
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Portfolio has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded OTC are frequently referred to as forward contracts. The Portfolio can buy or sell financial futures, index futures and foreign currency forward contracts.
OPTIONS
Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including financial indices, individual securities, and other derivative instruments, such as futures contracts.

CALL OPTIONS
A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. The Portfolio may use call options in the following ways:
   {circle}Buy call options on indices, individual securities, index futures, currencies (both foreign and U.S. dollar) and financial futures in anticipation of an increase in the value of the underlying asset or instrument; and
   {circle}Write call options on indices, portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Portfolio is exercised, the Portfolio foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.

PUT OPTIONS
A put option gives the holder the right to sell the underlying asset to the writer of the option. The Portfolio may use put options in the following ways:
   {circle}Buy put options on indices, individual securities, index futures, currencies (both foreign and U.S. dollar) and financial futures in anticipation of a decrease in the value of the underlying asset; and
   {circle}Write put options on indices, portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of an increase or only limited decrease in the value of the underlying asset. In writing puts, there is a risk that the Portfolio may be required to take delivery of the underlying asset when its current market price is lower than the exercise price.
The Portfolio may also buy or write options, as needed, to close out existing option positions.

SWAPS
Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms. Common types of swaps in which the Portfolio may invest include interest rate swaps, total return swaps, credit default swaps, currency swaps, and caps and floors.



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INTEREST RATE SWAPS
Interest rate swaps are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed-income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the London Interbank Offered Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.

TOTAL RATE OF RETURN SWAPS
Total rate of return swaps are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset.

CREDIT DEFAULT SWAPS
A credit default swap (CDS) is an agreement between two parties (Counterparties) whereby one party (Protection Buyer) agrees to make payments over the term of the CDS to another party (Protection Seller), provided that no designated event of default (Event of Default) occurs on a particular bond or with respect to the unsecured credit of an issuer, in general (Reference Instrument). If an Event of Default occurs, the Protection Seller must pay the Protection Buyer the full notional value, or "par value," of the Reference Instrument in exchange for the Reference Instrument or another similar bond issued by the issuer of the Reference Instrument (Deliverable Bond). The Counterparties agree to the characteristics of the Deliverable Bond at the time that they enter into the CDS. The Portfolio may be either the Protection Buyer or the Protection Seller in a CDS. Under normal circumstances, the Portfolio will enter into a CDS for hedging purposes (as Protection Buyer) or to generate additional income (as Protection Seller). If the Portfolio is a Protection Buyer and no Event of Default occurs, the Portfolio will lose its entire investment in the CDS (i.e., an amount equal to the payments made to the Protection Seller). However, if an Event of Default occurs, the Portfolio (as Protection Buyer) will deliver the Deliverable Bond and receive a payment equal to the full notional value of the Reference Instrument, even though the Reference Instrument may have little or no value. If the Portfolio is the Protection Seller and no Event of Default occurs, the Portfolio will receive a fixed rate of income throughout the term of the CDS. However, if an Event of Default occurs, the Portfolio (as Protection Seller) will pay the Protection Buyer the full notional value of the Reference Instrument and receive the Deliverable Bond from the Protection Buyer. A CDS may involve greater risks than if the Portfolio invested directly in the Reference Instrument. For example, a CDS may increase credit risk since the Portfolio has exposure to both the issuer of the Reference Instrument and the Counterparty to the CDS.

CURRENCY SWAPS
Currency swaps are contracts which provide for interest payments in different currencies. The parties might agree to exchange the notional principal amount as well.

CAPS AND FLOORS
Caps and Floors are contracts in which one party agrees to make payments only if an interest rate or index goes above (Cap) or below (Floor) a certain level in return for a fee from the other party.

HYBRID INSTRUMENTS
Hybrid instruments combine elements of two different kinds of underlying investments. Hybrid instruments can take on many forms including, but not limited to, the following three forms: First, a common form of a hybrid instrument combines elements of derivative contracts with those of another security (typically a fixed-income security). In this case all or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying asset or by reference to another benchmark (such as interest rates, currency exchange rates or indices). Secondly, a hybrid instrument may also combine elements of a fixed-income security and an equity security. Lastly, hybrid instruments may include convertible securities with conversion terms related to an underlying asset or benchmark.

Depending on the type of hybrid instrument the risks of investing in hybrid instruments may reflect a combination of the risks of investing in securities, options, futures and currencies, and depend upon the terms of the instrument. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed-income, equity or convertible securities. Hybrid instruments are also potentially more volatile and carry greater interest rate risks than traditional instruments. Moreover, depending on the structure of the particular hybrid, it may expose the Portfolio to leverage risks or carry liquidity risks.



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SECURITIES LENDING
The Fund may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Fund receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Fund the equivalent of any dividends or interest received on the loaned securities.

The Fund will reinvest cash collateral in securities that qualify as an acceptable investment for the Fund. However, the Fund must pay interest to the borrower for the use of cash collateral.

Loans are subject to termination at the option of the Fund or the borrower. The Fund will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Fund may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

Securities lending activities are subject to interest rate risks and credit risks. These transactions may create leverage risks.



INVESTMENT RISKS

INTEREST RATE RISKS
Prices of fixed-income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed-income securities fall. However, market factors, such as the demand for particular fixed-income securities, may cause the price of certain fixed-income securities to fall while the prices of other securities rise or remain unchanged.

Interest rate changes have a greater effect on the price of fixed-income securities with longer durations. Duration measures the price sensitivity of a fixed-income security to changes in interest rates.

The value of Inflation-Protected Bonds is subject to the effects of changes in market interest rates caused by factors other than inflation ("real interest rates"). If interest rates rise due to reasons other than inflation, the Portfolio's investment in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure. Generally, when real interest rates rise, the value of Inflation Protected Bonds will fall and the Portfolio's share value will decline. The greatest risk occurs when interest rates rise and inflation declines.


RISK OF INCOME FLUCTUATIONS

Interest payments on Inflation Protected Bonds will vary as the principal and/or interest is adjusted for inflation and may be more volatile than interest paid on ordinary bonds. Income fluctuations associated with changes in interest rates are expected to be low; however, income fluctuations resulting form changes in inflation are expected to be high. In periods of deflation, the Portfolio may have no income at all from its investments in Inflation-Protected Bonds.

RISKS OF FOREIGN INVESTING
If the Portfolio purchases Inflation-Protected Bonds offered by foreign issuers, the rate of inflation measured by the foreign index may not be correlated to the rate of inflation in the United States. Such foreign investments would, in that case, not provide protection against inflation in the United States.

CREDIT RISKS

The Portfolio will be subject, to a limited extent, to credit risk, which is the chance that a bond issuer will fail to pay interest and principal in a timely manner, or that negative perceptions of the issuer's ability to make such payments will cause the price of that bond to decline. Because the Portfolio will emphasize securities backed by the full faith and credit of the U.S. government, the average credit quality of the Portfolio's holdings is expected to be high and therefore the Portfolio's credit risk should be low.

LIQUIDITY RISKS

Trading opportunities are more limited for fixed-income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held.

Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Portfolio will be required to continue to hold the security or keep the position open, and the Portfolio could incur losses.

OTC derivative contracts generally carry greater liquidity risk than exchange-traded contracts.

CURRENCY RISKS
Exchange rates for currencies fluctuate daily. The combination of currency risk and market risk tends to make securities traded in foreign markets more volatile than securities traded exclusively in the United States.

The Adviser attempts to manage currency risk by limiting the amount the Portfolio invests in securities denominated in a particular currency. However, diversification will not protect the Portfolio against a general increase in the value of the U.S. dollar relative to other currencies.




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CALL RISKS AND PREPAYMENT RISKS
Call risk is the possibility that an issuer may redeem a fixed-income security before maturity (a call) at a price below its current market price. An increase in the likelihood of a call may reduce the security's price.

If a fixed-income security is called, the Portfolio may have to reinvest the proceeds in other fixed-income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Unlike traditional fixed-income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on mortgage-backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment , refinancing, or foreclosure of the underlying loans. These unscheduled prepayments of principal create risks that can adversely affect a Portfolio holding mortgage-backed securities.

For example, when interest rates decline, the values of mortgage-backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Portfolio would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage-backed securities.

Conversely, when interest rates rise, the values of mortgage-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of mortgage-backed securities, and cause their value to decline more than traditional fixed-income securities.

Generally, mortgage-backed securities compensate for the increased risk associated with prepayments by paying a higher yield. The additional interest paid for risk is measured by the difference between the yield of a mortgage-backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread). An increase in the spread will cause the price of the mortgage-backed security to decline. Spreads generally increase in response to adverse economic or market conditions. Spreads may also increase if the security is perceived to have an increased prepayment risk or is perceived to have less market demand.


RISKS OF INVESTING IN DERIVATIVE CONTRACTS AND HYBRID INSTRUMENTS
The Portfolio's use of derivative contracts and hybrid instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts and hybrid instruments in which the Portfolio invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivative contracts and hybrid instruments may be mispriced or improperly valued and, as a result, the Portfolio may need to make increased cash payments to the counterparty. Fourth, derivative contracts and hybrid instruments may cause the Portfolio to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Fifth, a common provision in OTC derivative contracts permits the counterparty to terminate any such contract between it and the Portfolio, if the value of the Portfolio's total net assets declines below a specified level over a given time period. Factors that may contribute to such a decline (which usually must be substantial) include significant shareholder redemptions and/or a marked decrease in the market value of the Portfolio's investments. Any such termination of the Portfolio's OTC derivative contracts may adversely affect the Portfolio (for example, by increasing losses and/or costs, and/or preventing the Portfolio from fully implementing its investment strategies). Finally, derivative contracts and hybrid instruments may also involve other risks described in this Memorandum and the SAI, such as interest rate, credit, liquidity and leverage risks.


SHARE OWNERSHIP CONCENTRATION RISKS
A majority of the Portfolio's Shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Portfolio simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the Share trading activities of these shareholders could disrupt the Portfolio's investment strategies which could have adverse consequences for the Portfolio and other shareholders (e.g., by requiring the Portfolio to sell investments at inopportune times or causing the Portfolio to maintain larger-than-expected cash positions pending acquisition of investments).



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LEVERAGE RISKS
* Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

* The Portfolio may invest in instruments whose returns are based on a multiple of a specified index, security, or other benchmark. Such performance multiplication may increase leverage risks.

MANAGEMENT ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER
A Board of Trustees (the "Board") governs the Trust. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Trust. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

The Adviser a and other subsidiaries of Federated advise approximately 136 equity, fixed-income, and money market mutual funds as well as a variety of customized separately managed accounts, which totaled approximately $213 billion in assets as of December 31, 2005. Federated was established in 1955 and is one of the largest investment managers in the United States with approximately 1,305 employees. Federated provides investment products to more than 5,500 investment professionals and institutions.

ADVISORY FEES
The Adviser will not receive a fee for its investment advisory services.

PORTFOLIO MANAGEMENT INFORMATION

DONALD T. ELLENBERGER
Donald T. Ellenberger has been a Portfolio Manager of the Portfolio since 2005. Mr. Ellenberger joined Federated in 1996 as a Portfolio Manager and a Vice President of a Federated advisory subsidiary. He became a Senior Vice President of the Portfolio's Adviser in January 2005 and served as a Vice President of the Portfolio's Adviser from 1997 through 2004. From 1986 to 1996, he served as a Trader/Portfolio Manager for Mellon Bank, N.A. Mr. Ellenberger received his M.B.A. in Finance from Stanford University.

The Portfolio's SAI provides additional information about the Portfolio Manager's compensation, management of other accounts, and ownership of securities in the Portfolio.

SHAREHOLDER INFORMATION

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

PRICING OF PORTFOLIO SHARES
The net asset value (NAV) of the Portfolio is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the New York Stock Exchange (NYSE) is open.

The NAV per Share of the Portfolio is computed by dividing the value of the Portfolio's assets, less all liabilities, by the total number of Shares outstanding.





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The Portfolio generally values fixed-income securities according to prices furnished by an independent pricing service, except that fixed-income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost. For mortgage-backed securities, prices furnished by the independent pricing service are based on the aggregate investment value of the projected cash flows to be generated by the security. For other fixed-income securities, prices furnished by an independent pricing service are intended to be indicative of the mean between the bid and asked prices currently offered to institutional investors for the securities.

Futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges.

If prices are not available from an independent pricing service, securities and derivative contracts traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the security or contract as provided by an investment dealer or other financial institution that deals in the security or contract.

Where a last sale price or market quotation for a portfolio security is not readily available, and no independent pricing service furnishes a price, the value of the security used in computing NAV is its fair value as determined in good faith under procedures approved by the Portfolio's Board.

The Portfolio may use the fair value of a security to calculate its NAV when, for example, (1) a portfolio security is not traded in a public market or the principal market in which the security trades is closed, (2) trading in a portfolio security is suspended and not resumed prior to the normal market close, (3) a portfolio security is not traded in significant volume for a substantial period, or (4) the Portfolio's Adviser determines that the quotation or price for a portfolio security provided by a dealer or independent pricing service is inaccurate.

Fair valuation procedures are also used where a significant event affecting the value of a portfolio security is determined to have occurred between the time as of which the price of the portfolio security is determined and the NYSE closing time as of which the Portfolio's NAV is computed. An event is considered significant if there is both an affirmative expectation that the security's value will change in response to the event and a reasonable basis for quantifying the resulting change in value. Significant events include significant general securities market movements occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE. For domestic fixed-income securities, such events may occur where the cut-off time for the market information used by the independent pricing service is earlier than the end of regular trading on the NYSE. For securities normally priced at their last sale price in a foreign market, such events can occur between the close of trading in the foreign market and the close of trading on the NYSE. In such cases, use of fair valuation can reduce an investor's ability to seek to profit by estimating the Portfolio's NAV in advance of the time as of which NAV is calculated.

In some cases, events affecting the issuer of a portfolio security may be considered significant events. Announcements concerning earnings, acquisitions, new products, management changes, litigation developments, a strike or natural disaster affecting the company's operations or regulatory changes or market developments affecting the issuer's industry occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE are examples of potentially significant events. For securities of foreign issuers, such events could also include political or other developments affecting the economy or markets in which the issuer conducts its operations or its securities are traded.

There can be no assurance that the Portfolio could purchase or sell a portfolio security at the price used to calculate the Portfolio's NAV. In the case of fair valued portfolio securities, lack of information and uncertainty as to the significance of information may lead to a conclusion that a prior valuation is the best indication of a portfolio security's present value. Fair valuations generally remain unchanged until new information becomes available. Consequently, changes in the fair valuation of portfolio securities may be less frequent and of greater magnitude than changes in the price of portfolio securities valued by an independent pricing service, or based on market quotations.





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FREQUENT TRADING POLICIES
Frequent or short-term trading into and out of the Portfolio can have adverse consequences for the Portfolio and its shareholders who use the Portfolio as a long-term investment vehicle. Such trading in significant amounts can disrupt the Portfolio's investment strategies (e.g., by requiring it to sell investments at inopportune times or maintain excessive short-term cash positions to support redemptions), increase brokerage and administrative costs and affect the timing and amount of taxable gains distributed by the Portfolio. Investors engaged in such trading may also seek to profit by anticipating changes in the Portfolio's NAV in advance of the time as of which NAV is calculated. The Portfolio is designed as an investment vehicle exclusively for "accredited investors", such as other investment companies, insurance company separate accounts and similar organizations. The Portfolio is designed primarily for use by other funds managed by the Adviser and its affiliates as a substitute for direct investment in the types of securities held by the Portfolio. Given the limitation on the types of shareholders who may invest in the Portfolio, and the expected role the Portfolio will play helping to efficiently diversify their investment portfolios, the Portfolio 's Adviser does not anticipate frequent or short-term trading in amounts that would be reasonably likely to have adverse consequences for the Portfolio. For these reasons and given the sophistication of the Portfolio's investors, the Portfolio's Board has not adopted policies and procedures to discourage frequent trading or short-term trading into and out of the Portfolio.


PORTFOLIO HOLDINGS INFORMATION
The Portfolio's Annual and Semi-Annual Reports, which contain complete listings of the Portfolio's holdings as of the end of the Portfolio's second and fourth fiscal quarters, and its Quarterly Reports on Form N-Q, which contain complete listings of the Portfolio's holdings as of the end of its first and third fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Annual and Semi-Annual Reports are filed within 70 days, and Quarterly Reports on Form N-Q are filed within 60 days, after the end of the fiscal quarter.

PURCHASE OF PORTFOLIO SHARES
Shares of the Portfolio may be purchased any day the NYSE is open.

Purchases should be made in accordance with procedures established by the Portfolio's Transfer Agent, State Street Bank and Trust Company.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Transfer Agent.

Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

There is no minimum required initial or subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

REDEMPTION OF PORTFOLIO SHARES
Shares of the Portfolio may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.





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


Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

*  to allow a purchase order to clear;
*  during periods of market volatility; or
* when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

You will not accrue interest or dividends on unchased redemption checks from the Portfolio if those checks are undeliverable and returned to the Portfolio.

REDEMPTION IN KIND
Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

CONFIRMATIONS AND ACCOUNT STATEMENTS
Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends and capital gains paid.

SHARE CERTIFICATES
The Trust does not issue share certificates.

DIVIDENDS AND DISTRIBUTIONS
The Portfolio declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Portfolio receives the check. In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.

TAX CONSEQUENCES
Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable at different rates depending on the source of dividend income. Capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be both dividends and capital gains. Redemptions are taxable sales.

Any increase in principal for an inflation-protected security resulting from inflation adjustments is considered by IRS regulations to be taxable income in the year it occurs. For direct holders of an inflation-protected security, this means that taxes must be paid on principal adjustments even though these amounts are not received until the bond matures. By contrast, a fund holding these securities distributes both interest income and the income attributable to principal adjustments in the form of cash or reinvested shares, which are taxable to shareholders.



15


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LEGAL PROCEEDINGS


Since October 2003, Federated and related entities (collectively, "Federated"), and various Federated funds ("Funds"), have been named as defendants in several class action lawsuits now pending in the United States District Court for the District of Maryland. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders. These lawsuits began to be filed shortly after Federated's first public announcement that it had received requests for information on shareholder trading activities in the Funds from the SEC, the Office of the New York State Attorney General ("NYAG"), and other authorities. In that regard, on November 28, 2005, Federated announced that it had reached final settlements with the SEC and the NYAG with respect to those matters. Specifically, the SEC and NYAG settled proceedings against three Federated subsidiaries involving undisclosed market timing arrangements and late trading. The SEC made findings: that Federated Investment Management Company ("FIMC"), an SEC-registered investment adviser to various Funds, and Federated Securities Corp., an SEC-registered broker-dealer and distributor for the Funds, violated provisions of the Investment Advisers Act and Investment Company Act by approving, but not disclosing, three market timing arrangements, or the associated conflict of interest between FIMC and the funds involved in the arrangements, either to other fund shareholders or to the funds' board; and that Federated Shareholder Services Company, formerly an SEC-registered transfer agent, failed to prevent a customer and a Federated employee from late trading in violation of provisions of the Investment Company Act. The NYAG found that such conduct violated provisions of New York State law. Federated entered into the settlements without admitting or denying the regulators' findings. As Federated previously reported in 2004, it has already paid approximately $8.0 million to certain funds as determined by an independent consultant. As part of these settlements, Federated agreed to pay disgorgement and a civil money penalty in the aggregate amount of an additional $72 million and, among other things, agreed that it would not serve as investment adviser to any registered investment company unless (i) at least 75% of the fund's directors are independent of Federated, (ii) the chairman of each such fund is independent of Federated, (iii) no action may be taken by the fund's board or any committee thereof unless approved by a majority of the independent trustees of the fund or committee, respectively, and (iv) the fund appoints a "senior officer" who reports to the independent trustees and is responsible for monitoring compliance by the fund with applicable laws and fiduciary duties and for managing the process by which management fees charged to a fund are approved. The settlements are described in Federated's announcement which, along with previous press releases and related communications on those matters, is available in the "About Us" section of Federated's website at FederatedInvestors.com.

Federated and various Funds have also been named as defendants in several additional lawsuits, the majority of which are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and Rule 12b-1 fees.

The board of the Funds has retained the law firm of Dickstein Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits. Federated and the Funds, and their respective counsel, are reviewing the allegations and intend to defend this litigation. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these lawsuits, all of which seek unquantified damages, attorneys' fees, and expenses, and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.



DISTRIBUTION ARRANGEMENTS

Federated Securities Corp, is the Trust's Placement Agent. It receives no fee for its services.




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




A Statement of Additional Information (SAI) dated February 28, 2006, is incorporated by reference into this Memorandum. Additional information about the Portfolio and its investments is contained in the Portfolio's SAI and Annual and Semi-Annual Reports to shareholders as they become available. The Annual Report's Management's Discussion of Portfolio Performance discusses market conditions and investment strategies that significantly affected the Portfolio's performance during its last fiscal year. The SAI contains a description of the Portfolio's policies and procedures with respect to the disclosure of its portfolio securities. Because the Portfolio is offered on a private placement basis, the Memorandum, SAI and Annual and Semi-Annual Reports are not available on Federated's website.

You can obtain information about the Portfolio (including the SAI) by writing to or visiting the SEC's Public Reference Room in Washington, DC. You may also access Portfolio information from the EDGAR Database on the SEC's website at www.sec.gov. You can purchase copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102. Call 1-202-942-8090 for information on the Public Reference Room's operations and copying fees.
































Investment Company Act File No. 811-8519

Cusip 31409N507

33775 (2/06)



17




               FEDERATED INFLATION-PROTECTED SECURITIES CORE FUND
                      A Portfolio of Federated Core Trust
                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                     PART B
        (INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION)


                  FEBRUARY 28, 2006 (REVISED NOVEMBER 3, 2006)


This Part B is not a prospectus. Read this Part B in conjunction with Part A for Federated Inflation-Protected Securities Core Fund (Portfolio) dated February 28, 2006. Obtain Part A without charge by calling 1-800-341-7400.


TABLE OF CONTENTS
Portfolio History                            2
Investments, Techniques, Risks and Limitations2
Massachusetts Partnership Law                7
Account and Share Information                7
Management of the Trust                      8
Investment Advisory and Other Services      13
Brokerage Allocation and Other Practices    17
Capital Stock and Other Securities          17
Shareholder Information                     18
Taxation of the Portfolio                   19
Investment Ratings                          19
Addresses                                   23
Appendix                                    24













                                       1

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PORTFOLIO HISTORY

The Portfolio is a diversified portfolio of Federated Core Trust (the Trust). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The Portfolio's investment adviser is Federated Investment Management Company (Adviser).


INVESTMENTS, TECHNIQUES, RISKS AND LIMITATIONS

SECURITIES DESCRIPTIONS AND TECHNIQUES
In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

FIXED-INCOME SECURITIES
Fixed-income securities pay interest, dividends, or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed-income security must repay the principal amount of the security, normally within a specified time. Fixed-income securities provide more regular income than equity securities. However, the returns on fixed-income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed-income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed-income securities in which the Portfolio invests:

COMMERCIAL PAPER
Commercial paper is an issuer's obligation with a maturity of less than nine months. Companies typically issue commercial paper to pay for current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. If the issuer cannot continue to obtain liquidity in this fashion, its commercial paper may default. The short maturity of commercial paper reduces both the interest rate and credit risks as compared to other debt securities of the same issuer.

DEMAND INSTRUMENTS
Demand instruments are corporate debt securities that the issuer must repay upon demand. Other demand instruments require a third party, such as a dealer or bank, to repurchase the security for its face value upon demand. The Portfolio treats demand instruments as short-term securities, even though their stated maturity may extend beyond one year.

COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)
CMOs, including interests in real estate mortgage investment conduits (REMICs), allocate payments and prepayments from an underlying pass-through certificate among holders of different classes of mortgage backed securities. This creates different prepayment and interest rate risks for each CMO class.

SEQUENTIAL CMOS
In a sequential pay CMO, one class of CMOs receives all principal payments and prepayments. The next class of CMOs receives all principal payments after the first class is paid off. This process repeats for each sequential class of CMO. As a result, each class of sequential pay CMOs reduces the prepayment risks of subsequent classes.

PACS, TACS AND COMPANION CLASSES
More sophisticated CMOs include planned amortization classes (PACs) and targeted amortization classes (TACs). PACs and TACs are issued with companion classes. PACs and TACs receive principal payments and prepayments at a specified rate. The companion classes receive principal payments and prepayments in excess of the specified rate. In addition, PACs will receive the companion classes' share of principal payments, if necessary, to cover a shortfall in the prepayment rate. This helps PACs and TACs to control prepayment risks by increasing the risks to their companion classes.

IOs AND POs
CMOs may allocate interest payments to one class (Interest Only or IOs) and principal payments to another class (Principal Only or POs). POs increase in value when prepayment rates increase. In contrast, IOs decrease in value when prepayments increase, because the underlying mortgages generate less interest payments. However, IOs tend to increase in value when interest rates rise (and prepayments decrease), making IOs a useful hedge against interest rate risks.

FLOATERS AND INVERSE FLOATERS
Another variant allocates interest payments between two classes of CMOs. One class (Floaters) receives a share of interest payments based upon a market index such as LIBOR. The other class (Inverse Floaters) receives any remaining interest payments from the underlying mortgages. Floater classes receive more interest (and Inverse Floater classes receive correspondingly less interest) as interest rates rise. This shifts prepayment and interest rate risks from the Floater to the Inverse Floater class, reducing the price volatility of the Floater class and increasing the price volatility of the Inverse Floater class.

Z CLASSES AND RESIDUAL CLASSES
CMOs must allocate all payments received from the underlying mortgages to some class. To capture any unallocated payments, CMOs generally have an accrual (Z) class. Z classes do not receive any payments from the underlying mortgages until all other CMO classes have been paid off. Once this happens, holders of Z class CMOs receive all payments and prepayments. Similarly, REMICs have residual interests that receive any mortgage payments not allocated to another REMIC class.

ASSET-BACKED SECURITIES
Asset-backed securities are payable from pools of obligations other than mortgages. Most asset-backed securities involve consumer or commercial debts with maturities of less than ten years. However, almost any type of fixed-income assets (including other fixed-income securities) may be used to create an asset backed security. Asset-backed securities may take the form of commercial paper, notes, or pass through certificates. Asset-backed securities have prepayment risks. Like CMOs, asset-backed securities may be structured like Floaters, Inverse Floaters, IOs and POs.

ZERO COUPON SECURITIES
Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks of a zero coupon security.

BANK INSTRUMENTS
Bank instruments are unsecured interest bearing deposits with banks. Bank instruments include bank accounts, time deposits, certificates of deposit and banker's acceptances. Yankee instruments are denominated in U.S. dollars and issued by U.S. branches of foreign banks. Eurodollar instruments are denominated in U.S. dollars and issued by non-U.S. branches of U.S. or foreign banks.

SPECIAL TRANSACTIONS

REPURCHASE AGREEMENTS
Repurchase agreements are transactions in which the Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Portfolio's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Portfolio will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.

The Portfolio's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

Repurchase agreements are subject to credit risks.

REVERSE REPURCHASE AGREEMENTS
Reverse repurchase agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse repurchase agreements are subject to credit risks. In addition, reverse repurchase agreements create leverage risks because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

DELAYED DELIVERY TRANSACTIONS
Delayed delivery transactions, including when issued transactions, are arrangements in which the Portfolio buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to buy the securities and reflects their value in determining the price of its shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, delayed delivery transactions create interest rate risks for the Portfolio. Delayed delivery transactions also involve credit risks in the event of a counterparty default.

TO BE ANNOUNCED SECURITIES (TBAS)
As with other delayed delivery transactions, a seller agrees to issue a TBA security at a future date. However, the seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms. For example, in a TBA mortgage backed transaction, the Portfolio and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. The seller would not identify the specific underlying mortgages until it issues the security. TBA mortgage backed securities increase interest rate risks because the underlying mortgages may be less favorable than anticipated by the Portfolio.

DOLLAR ROLLS
Dollar rolls are transactions where the Portfolio sells mortgage backed securities with a commitment to buy similar, but not identical, mortgage backed securities on a future date at a lower price. Normally, one or both securities involved are TBA mortgage backed securities. Dollar rolls are subject to interest rate risks and credit risks.

ASSET COVERAGE
In order to secure its obligations in connection with derivatives contracts or special transactions, the Portfolio will either own the underlying assets, enter into an offsetting transaction or set aside readily marketable securities with a value that equals or exceeds the Portfolio's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations without entering into an offsetting derivative contract or terminating a special transaction. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.

INTER-FUND BORROWING AND LENDING ARRANGEMENTS
The Securities and Exchange Commission (SEC) has granted an exemption that permits the Portfolio and all other funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund. Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Portfolio's Board of Trustees (the "Board"), and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Portfolio's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan Rate), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.



SECURITIES LENDING
The Fund may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Fund receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Fund the equivalent of any dividends or interest received on the loaned securities.

The Fund will reinvest cash collateral in securities that qualify as an acceptable investment for the Fund. However, the Fund must pay interest to the borrower for the use of cash collateral.

Loans are subject to termination at the option of the Fund or the borrower. The Fund will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Fund may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

Securities lending activities are subject to interest rate risks and credit risks. These transactions may create leverage risks.



INVESTMENT RISKS
There are many factors which may effect an investment in the Portfolio. The Portfolio's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows. Additional risk factors are outlined below.

INTEREST RATE RISKS
{circle}The value of Inflation-Protected Bonds is subject to the effects of changes in market interest rates caused by factors other than inflation ("real interest rates"). If interest rates rise due to reasons other than inflation, the Portfolio's investment in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure. Generally, when real interest rates rise, the value of Inflation Protected Bonds will fall and the Portfolio's share value will decline. The greatest risk occurs when interest rates rise and inflation declines.

{circle}Prices of fixed-income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed-income securities fall. However, market factors, such as the demand for particular fixed-income securities, may cause the price of certain fixed-income securities to fall while the prices of other securities rise or remain unchanged.

* Interest rate changes have a greater effect on the price of fixed-income securities with longer durations. Duration measures the price sensitivity of a fixed-income security to changes in interest rates.

CREDIT RISKS
* Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

* The Portfolio will be subject, to a limited extent, to credit risk, which is the chance that a bond issuer will fail to pay interest and principal in a timely manner, or that negative perceptions of the issuer's ability to make such payments will cause the price of that bond to decline. Because the Portfolio will emphasize securities backed by the full faith and credit of the U.S. government, the average credit quality of the Portfolio's holdings is expected to be high and therefore the Portfolio's credit risk should be low.

* Fixed-income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

* Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.

PREPAYMENT RISKS
* Unlike traditional fixed-income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on mortgage-backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment, refinancing, or foreclosure of the underlying loans. These unscheduled prepayments of principal create risks that can adversely affect a portfolio holding mortgage-backed securities.

   For example, when interest rates decline, the values of mortgage-backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Portfolio would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage-backed securities.

   Conversely, when interest rates rise, the values of mortgage-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of mortgage-backed securities, and cause their value to decline more than traditional fixed-income securities.

* Generally, mortgage-backed securities compensate for the increased risk associated with prepayments by paying a higher yield. The additional interest paid for risk is measured by the difference between the yield of a mortgage-backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread). An increase in the spread will cause the price of the mortgage-backed security to decline. Spreads generally increase in response to adverse economic or market conditions. Spreads may also increase if the security is perceived to have an increased prepayment risk or is perceived to have less market demand.

* If a fixed-income security is called, the Portfolio may have to reinvest the proceeds in other fixed-income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

LIQUIDITY RISKS
* Trading opportunities are more limited for CMOs that have complex terms or that are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

* Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Portfolio will be required to continue to hold the security or keep the position open, and the Portfolio could incur losses.

* OTC derivative contracts generally carry greater liquidity risk than exchange-traded contracts.

LEVERAGE RISKS
* Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

* The Portfolio may invest in instruments whose returns are based on a multiple of a specified index, security, or other benchmark. Such performance multiplication may increase leverage risks.

FUNDAMENTAL INVESTMENT OBJECTIVE
The Portfolio's fundamental investment objective is to provide total return. The investment objective may not be changed by the Portfolio's Board without shareholder approval.

INVESTMENT LIMITATIONS

DIVERSIFICATION
With respect to securities comprising 75% of the value of its total assets, the Portfolio will not purchase securities of any one issuer (other than cash; cash items; securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such U.S. government securities; and securities of other investment companies) if, as a result, more than 5% of the value of its total assets would be invested in the securities of that issuer, or the Portfolio would own more than 10% of the outstanding voting securities of that issuer.

BORROWING MONEY AND ISSUING SENIOR SECURITIES
The Portfolio may borrow money, directly or indirectly, and issue senior securities to the maximum extent permitted under the 1940 Act, any rule or order thereunder, or any SEC staff interpretation thereof.

INVESTING IN REAL ESTATE
The Portfolio may not purchase or sell real estate, provided that this restriction does not prevent the Portfolio from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein. The Portfolio may exercise its rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.
INVESTING IN COMMODITIES
The Portfolio may not purchase or sell physical commodities, provided that the Portfolio may purchase securities of companies that deal in commodities. For purposes of this restriction, investments in transactions involving futures contracts and options, forward currency contracts, swap transactions and other financial contracts that settle by payment of cash are not deemed to be investments in commodities.

UNDERWRITING
The Portfolio may not underwrite the securities of other issuers, except that the Portfolio may engage in transactions involving the acquisition, disposition or resale of its portfolio securities, under circumstances where it may be considered to be an underwriter under the Securities Act of 1933.

LENDING
The Portfolio may not make loans, provided that this restriction does not prevent the Portfolio from purchasing debt obligations, entering into repurchase agreements, lending its assets to broker/dealers or institutional investors and investing in loans, including assignments and participation interests.

CONCENTRATION
The Portfolio will not make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry. For purposes of this restriction, the term concentration has the meaning set forth in the Investment Company Act of 1940 Act (1940 Act), any rule or order thereunder, or any SEC staff interpretation thereof. Government securities and municipal securities will not be deemed to constitute an industry.

THE ABOVE LIMITATIONS CANNOT BE CHANGED UNLESS AUTHORIZED BY THE BOARD AND BY THE "VOTE OF A MAJORITY OF ITS OUTSTANDING VOTING SECURITIES," AS DEFINED BY THE 1940 ACT. THE FOLLOWING LIMITATIONS, HOWEVER, MAY BE CHANGED BY THE BOARD WITHOUT SHAREHOLDER APPROVAL. SHAREHOLDERS WILL BE NOTIFIED BEFORE ANY MATERIAL CHANGE IN THESE LIMITATIONS BECOMES EFFECTIVE.

ILLIQUID SECURITIES
The Portfolio will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits that the Portfolio cannot dispose of within seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 15% of the Portfolio's net assets.

PURCHASES ON MARGIN
The Portfolio will not purchase securities on margin, provided that the Portfolio may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that the Portfolio may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

PLEDGING ASSETS
The Portfolio will not mortgage, pledge, or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities.

For purposes of the above limitations, the Portfolio considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment to be "cash items.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such limitation.

As a matter of non-fundamental policy: (a) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (b) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; and (c) asset backed securities will be classified according to the underlying assets securing such securities. To confirm to the current view of the SEC staff that only domestic bank instruments may be excluded from industry concentration limitations, as a matter of non-fundamental policy, the Portfolio will not exclude foreign bank instruments from industry concentration limitation tests so long as the policy of the SEC remains in effect. In addition, investments in bank instruments and investments in certain industrial development bonds funded by activities in a single industry will be deemed to constitute investment in an industry, except when held for temporary defensive purposes. Foreign securities will not be excluded from industry concentration limits. The investment of more than 25% of the value of the Portfolio's total assets in any one industry will constitute "concentration".



MASSACHUSETTS PARTNERSHIP LAW
Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Trust. To protect its shareholders, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Trust.

In the unlikely event a shareholder is held personally liable for the Trust's obligations, the Trust is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Trust. Therefore, financial loss resulting from liability as a shareholder will occur only if the Trust itself cannot meet its obligations to indemnify shareholders and pay judgments against them.


ACCOUNT AND SHARE INFORMATION

VOTING RIGHTS
Each Share of the Portfolio gives the shareholder one vote in Trustee elections and other matters submitted to shareholders for vote. All Shares of the Portfolio have equal voting rights.

All Shares of the Trust have equal voting rights, except that in matters affecting only a particular Portfolio or class, only Shares of that Portfolio or class are entitled to vote.

Trustees may be removed by the Board or by shareholders at a special meeting. A special meeting of shareholders will be called by the Board upon the written request of shareholders who own at least 10% of the Trust's outstanding shares of all series entitled to vote.

As of February 1, 2006, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Shares:

Federated Investment Management Company, Pittsburgh, PA, owned approximately 10 Shares (100%).

Federated Investment Management Company is organized in the state of Pennsylvania and is a subsidiary of Federated Investors, Inc.; organized in the state of Pennsylvania.

Shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.



MANAGEMENT OF THE TRUST

BOARD OF TRUSTEES, MANAGEMENT INFORMATION, COMPENSATION

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Portfolio. Where required, the tables separately list Board members who are "interested persons" of the Portfolio (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. As of December 31, 2005, the Trust comprised five portfolios, and the Federated Fund Complex consisted of 43 investment companies (comprising 136 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex and serves for an indefinite term.


As of February 1, 2006, the Portfolio's Board and Officers as a group owned less than 1% of the Portfolio's outstanding Shares.

INTERESTED TRUSTEES BACKGROUND AND COMPENSATION

NAME
BIRTH DATE                                                                                                AGGREGATE            TOTAL
ADDRESS                                                                                                COMPENSATION     COMPENSATION
POSITIONS        PRINCIPAL OCCUPATION(S) FOR PAST FIVE YEARS,                                                  FROM       FROM TRUST
HELD WITH        OTHER DIRECTORSHIPS HELD AND PREVIOUS POSITION(S)                                        PORTFOLIO +            AND
TRUST                                                                                                  (PAST FISCAL        FEDERATED
DATE SERVICE                                                                                                  YEAR)     FUND COMPLEX
BEGAN                                                                                                                          (PAST
                                                                                                                            CALENDAR
                                                                                                                               YEAR)
JOHN F.          PRINCIPAL OCCUPATIONS: Director or Trustee of the Federated Fund Complex;                       $0               $0
DONAHUE*         Chairman and Director, Federated Investors, Inc.; Chairman of the Federated Fund
Birth Date:      Complex's Executive Committee.
July 28,
1924             PREVIOUS POSITIONS: Chairman of the Federated Fund Complex; Trustee, Federated
TRUSTEE          Investment Management Company and Chairman and Director, Federated Investment
Began            Counseling.
serving:
August 1996

J.               PRINCIPAL OCCUPATIONS: Principal Executive Officer and President of the Federated              N/A               $0
CHRISTOPHER      Fund Complex; Director or Trustee of some of the Funds in the Federated Fund
DONAHUE*         Complex; President, Chief Executive Officer and Director, Federated Investors,
Birth Date:      Inc.; Chairman and Trustee, Federated Investment Management Company; Trustee,
April 11,        Federated Investment Counseling; Chairman and Director, Federated Global
1949             Investment Management Corp.; Chairman, Federated Equity Management Company of
TRUSTEE          Pennsylvania and Passport Research, Ltd. (Investment advisory subsidiary of
Began            Federated); Trustee, Federated Shareholder Services Company; Director, Federated
serving:         Services Company.
June 2006
                 PREVIOUS POSITIONS: President, Federated Investment Counseling; President and
                 Chief Executive Officer, Federated Investment Management Company, Federated
                 Global Investment Management Corp. and Passport Research, Ltd.
LAWRENCE D.      PRINCIPAL OCCUPATIONS: Director or Trustee of the Federated Fund Complex;                      N/A         $148,500
ELLIS, M.D.*     Professor of Medicine, University of Pittsburgh; Medical Director, University of
Birth Date:      Pittsburgh Medical Center Downtown; Hematologist, Oncologist and Internist,
October 11,      University of Pittsburgh Medical Center.
1932
3471 Fifth       OTHER DIRECTORSHIPS HELD: Member, National Board of Trustees, Leukemia Society of
Avenue           America.
Suite 1111
Pittsburgh,      PREVIOUS POSITIONS: Trustee, University of Pittsburgh; Director, University of
PA               Pittsburgh Medical Center.
TRUSTEE
Began
serving:
August 1996

* Family relationships and reasons for "interested" status: John F. Donahue is the father of J. Christopher Donahue; both are "interested" due to the positions they hold with Federated and its subsidiaries. Lawrence D. Ellis, M.D. is "interested" because his son-in-law is employed by the Fund's principal underwriter, Federated Securities Corp.
+ Because the Portfolio is a new portfolio of the Trust, Trustee compensation has not yet been earned and will be reported following the Portfolio's next fiscal year.


INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION

NAME
BIRTH DATE                                                                                                AGGREGATE            TOTAL
ADDRESS                                                                                                COMPENSATION     COMPENSATION
POSITIONS        PRINCIPAL OCCUPATION(S) FOR PAST FIVE YEARS,                                                  FROM       FROM TRUST
HELD WITH        OTHER DIRECTORSHIPS HELD AND PREVIOUS POSITION(S)                                        PORTFOLIO              AND
TRUST                                                                                                  (PAST FISCAL        FEDERATED
DATE SERVICE                                                                                                 YEAR)+     FUND COMPLEX
BEGAN                                                                                                                          (PAST
                                                                                                                            CALENDAR
                                                                                                                               YEAR)
THOMAS G.        PRINCIPAL OCCUPATION: Director or Trustee of the Federated Fund Complex.                       N/A         $163,350
BIGLEY
Birth Date:      OTHER DIRECTORSHIPS HELD: Director, Member of Executive Committee, Children's
February 3,      Hospital of Pittsburgh; Director, University of Pittsburgh.
1934
15 Old           PREVIOUS POSITION: Senior Partner, Ernst & Young LLP.
Timber Trail
Pittsburgh,
PA
TRUSTEE
Began
serving:
August 1996

JOHN T.          PRINCIPAL OCCUPATIONS: Director or Trustee of the Federated Fund Complex;                      N/A         $163,350
CONROY, JR.      Chairman of the Board, Investment Properties Corporation; Partner or Trustee in
Birth Date:      private real estate ventures in Southwest Florida.
June 23,
1937             PREVIOUS POSITIONS: President, Investment Properties Corporation; Senior Vice
Investment       President, John R. Wood and Associates, Inc., Realtors; President, Naples
Properties       Property Management, Inc. and Northgate Village Development Corporation.
Corporation
3838 North
Tamiami
Trail
Suite 402
Naples, FL
TRUSTEE
Began
serving:
August 1996

NICHOLAS P.      PRINCIPAL OCCUPATION: Director or Trustee of the Federated Fund Complex.                       N/A         $163,350
CONSTANTAKIS
Birth Date:      OTHER DIRECTORSHIPS HELD: Director and Member of the Audit Committee, Michael
September 3,     Baker Corporation (engineering and energy services worldwide).
1939
175              PREVIOUS POSITION: Partner, Andersen Worldwide SC.
Woodshire
Drive
Pittsburgh,
PA
TRUSTEE
Began
serving:
February
1998

                                       4




JOHN F.          PRINCIPAL OCCUPATION: Director or Trustee of the Federated Fund Complex; Director, WinsorTech.     N/A     $148,500
CUNNINGHAM
Birth Date:      OTHER DIRECTORSHIPS HELD: Chairman, President and Chief Executive Officer, Cunningham & Co.,
March 5,         Inc. (strategic business consulting); Trustee Associate, Boston College.
1943
353 El           PREVIOUS POSITIONS: Director, Redgate Communications and EMC Corporation (computer storage
Brillo Way       systems); Chairman of the Board and Chief Executive Officer, Computer Consoles, Inc.;
Palm Beach,      President and Chief Operating Officer, Wang Laboratories; Director, First National Bank of
FL               Boston; Director, Apollo Computer, Inc.
TRUSTEE
Began
serving:
January 1999

PETER E.         PRINCIPAL OCCUPATION: Director or Trustee of the Federated Fund Complex.                           N/A     $148,500
MADDEN
Birth Date:      OTHER DIRECTORSHIPS HELD: Board of Overseers, Babson College.
March 16,
1942             PREVIOUS POSITIONS: Representative, Commonwealth of Massachusetts General Court; President,
One Royal        State Street Bank and Trust Company and State Street Corporation (retired); Director, VISA USA
Palm Way         and VISA International; Chairman and Director, Massachusetts Bankers Association; Director,
100 Royal        Depository Trust Corporation; Director, The Boston Stock Exchange.
Palm Way
Palm Beach,
FL
TRUSTEE
Began
serving:
August 1996

CHARLES F.       P RINCIPAL OCCUPATIONS: Director or Trustee of the Federated Fund Complex; Management              N/A     $163,350
MANSFIELD,       Consultant.
JR.
Birth Date:      PREVIOUS POSITIONS: Chief Executive Officer, PBTC International Bank; Partner, Arthur Young &
April 10,        Company (now Ernst & Young LLP); Chief Financial Officer of Retail Banking Sector, Chase
1945             Manhattan Bank; Senior Vice President, HSBC Bank USA (formerly, Marine Midland Bank); Vice
80 South         President, Citibank; Assistant Professor of Banking and Finance, Frank G. Zarb School of
Road             Business, Hofstra University; Executive Vice President DVC Group, Inc. (marketing,
Westhampton      communications and technology)
Beach, NY
TRUSTEE
Began
serving:
January 1999

JOHN E.          PRINCIPAL OCCUPATIONS: Director or Trustee, and Chairman of the Board of Directors or              N/A     $178,200
MURRAY, JR.,     Trustees, of the Federated Fund Complex; Chancellor and Law Professor, Duquesne University;
J.D., S.J.D.     Partner, Murray, Hogue & Lannis.
Birth Date:
December 20,     OTHER DIRECTORSHIPS HELD: Director, Michael Baker Corp. (engineering, construction, operations
1932             and technical services).
Chancellor,
Duquesne         PREVIOUS POSITIONS: President, Duquesne University; Dean and Professor of Law, University of
University       Pittsburgh School of Law; Dean and Professor of Law, Villanova University School of Law.
Pittsburgh,
PA
CHAIRMAN AND
TRUSTEE
Began
serving:
August 1996

THOMAS M.        PRINCIPAL OCCUPATIONS: Director or Trustee of the Federated Fund Complex; Managing Director        N/A           $0
O'NEILL          and Partner, Navigator Management Company, L.P. (investment and strategic consulting).
Birth Date:
June 14,         OTHER DIRECTORSHIPS HELD: Director, Midway Pacific (lumber); Board of Overseers, Children's
1951             Hospital of Boston; Visiting Committee on Athletics, Harvard College.
95 Standish
Street           PREVIOUS POSITIONS: Chief Executive Officer and President, Managing Director and Chief
P.O. Box         Investment Officer, Fleet Investment Advisors; President and Chief Executive Officer, Aeltus
2779             Investment Management, Inc.; General Partner, Hellman, Jordan Management Co., Boston, MA;
Duxbury, MA      Chief Investment Officer, The Putnam Companies, Boston, MA; and Credit Analyst and Lending
TRUSTEE          Officer, Fleet Bank.
Began
serving:
October 2006
MARJORIE P.      PRINCIPAL OCCUPATIONS:  Director or Trustee of the Federated Fund Complex; Public                  N/A     $148,500
SMUTS            Relations/Marketing Consultant/Conference Coordinator.
Birth Date:
June 21,         PREVIOUS POSITIONS: National Spokesperson, Aluminum Company of America; television producer;
1935             President, Marj Palmer Assoc.; Owner, Scandia Bord.
4905 Bayard
Street
Pittsburgh,
PA
TRUSTEE
Began
serving:
August 1996





JOHN S.          PRINCIPAL OCCUPATIONS:  Director or Trustee of the Federated Fund Complex; President and           N/A     $148,500
WALSH            Director, Heat Wagon, Inc. (manufacturer of construction temporary heaters); President and
Birth Date:      Director, Manufacturers Products, Inc. (distributor of portable construction heaters);
November 28,     President, Portable Heater Parts, a division of Manufacturers Products, Inc.
1957
2604 William     PREVIOUS POSITION: Vice President, Walsh & Kelly, Inc.
Drive
Valparaiso,
IN
TRUSTEE
Began
serving:
January 1999

JAMES F.         PRINCIPAL OCCUPATIONS:  Director or Trustee of the Federated Fund Complex; Vice Chancellor and     N/A           $0
WILL             President, Saint Vincent College.
Birth Date:
October 12,      OTHER DIRECTORSHIPS HELD: Alleghany Corporation.
1938
Saint            PREVIOUS POSITIONS: Chairman, President and Chief Executive Officer, Armco, Inc.; President
Vincent          and Chief Executive Officer, Cyclops Industries; President and Chief Operating Officer, Kaiser
College          Steel Corporation.
Latrobe, PA
TRUSTEE
Began
serving:
June 2006


+ Because the Portfolio is a new portfolio of the Trust, Trustee compensation has not yet been earned and will be reported following the Portfolio's next fiscal year.



OFFICERS**

NAME
BIRTH DATE
ADDRESS
POSITIONS
HELD WITH   PRINCIPAL OCCUPATION(S) AND PREVIOUS POSITION(S)
TRUST
DATE
SERVICE
BEGAN
JOHN W.     PRINCIPAL OCCUPATIONS: Executive Vice President and Secretary of the Federated Fund Complex; Vice Chairman, Executive
MCGONIGLE   Vice President, Secretary and Director, Federated Investors, Inc.
Birth Date:
October 26, PREVIOUS POSITIONS: Trustee, Federated Investment Management Company and Federated Investment Counseling; Director,
1938        Federated Global Investment Management Corp., Federated Services Company and Federated Securities Corp.
EXECUTIVE
VICE
PRESIDENT
AND
SECRETARY
Began
serving:
November
1997

RICHARD A.  PRINCIPAL OCCUPATIONS: Principal Financial Officer and Treasurer of the Federated Fund Complex; Senior Vice President,
NOVAK       Federated Administrative Services; Financial and Operations Principal for Federated Securities Corp., Edgewood Services,
Birth Date: Inc. and Southpointe Distribution Services, Inc.; Senior Vice President and Controller of Federated Investors, Inc.
December
25, 1963    PREVIOUS POSITIONS: Controller of Federated Investors, Inc.; Vice President, Finance of Federated Services Company; held
TREASURER   various financial management positions within The Mercy Hospital of Pittsburgh; Auditor, Arthur Andersen & Co.
Began
serving:
January
2006

JOHN B.     PRINCIPAL OCCUPATIONS: President, Director/Trustee and CEO, Federated Advisory Services Company, Federated Equity
FISHER      Management Company of Pennsylvania, Federated Global Investment Management Corp., Federated Investment Counseling,
Birth Date: Federated Investment Management Company; President and CEO of Passport Research, Ltd.; President of some of the Funds in
May 16,     the Federated Fund Complex and Director, Federated Investors Trust Company.
1956
PRESIDENT   PREVIOUS POSITIONS:  President and Director of the Institutional Sales Division of Federated Securities Corp.; President
Began       and Director of Federated Investment Counseling; Director, Edgewood Securities Corp.; Director, Federated Services
serving:    Company; Director, Federated Investors, Inc.; Chairman and Director, Southpointe Distribution Services, Inc. and
November    President, Technology, Federated Services Company.
2004

BRIAN P.    PRINCIPAL OCCUPATIONS: Senior Vice President and Chief Compliance Officer of the Federated Fund Complex; Vice President
BOUDA       and Chief Compliance Officer of Federated Investors, Inc.; and Chief Compliance Officer of its subsidiaries. Mr. Bouda
Birth Date: joined Federated in 1999 and is a member of the American Bar Association and the State Bar Association of Wisconsin.
February
28, 1947
CHIEF
COMPLIANCE
OFFICER
Began
serving:
JUNE 2006

ROBERT J.   PRINCIPAL OCCUPATIONS:  Robert J. Ostrowski joined Federated in 1987 as an Investment Analyst and became a Portfolio
OSTROWSKI   Manager in 1990. He was named Chief Investment Officer of taxable fixed-income products in 2004 and also serves as a
Birth Date: Senior Portfolio Manager. He has been a Senior Vice President of the Portfolio's Adviser since 1997. Mr. Ostrowski is a
April 26,   Chartered Financial Analyst. He received his M.S. in Industrial Administration from Carnegie Mellon University.
1963
CHIEF
INVESTMENT
OFFICER
Began
serving:
May 2004

RICHARD B.  PRINCIPAL OCCUPATIONS: Vice Chairman or Vice President of some of the Portfolios in the Federated Fund Complex; Vice
FISHER      Chairman, Federated Investors, Inc.; Chairman, Federated Securities Corp.
Birth Date:
May 17,     PREVIOUS POSITIONS: President and Director or Trustee of some of the Portfolios in the Federated Fund Complex; Executive
1923        Vice President, Federated Investors, Inc. and Director and Chief Executive Officer, Federated Securities Corp.
VICE
PRESIDENT
Began
serving:
November
1997
TODD A.     Todd A. Abraham is Vice President of the Trust. Mr. Abraham has been a Portfolio Manager since 1995 and a Vice President
ABRAHAM     of the Portfolio's Adviser since 1997. Mr. Abraham joined Federated in 1993 as an Investment Analyst and served as
Birth Date: Assistant Vice President from 1995 to 1997. Mr. Abraham served as a Portfolio Analyst at Ryland Mortgage Co. from 1992-
February    1993. Mr. Abraham is a Chartered Financial Analyst and received his M.B.A. in Finance from Loyola College.
10, 1966
VICE
PRESIDENT
Began
serving:
May 2003

                                      6




MARK E.    Mark E. Durbiano is Vice President of the Trust. He joined Federated in 1982 and has been a Senior Portfolio Manager and
DURBIANO   a Senior Vice President of the Portfolio's Adviser since 1996. From 1988 through 1995, Mr. Durbiano was a Portfolio
Birth      Manager and a Vice President of the Portfolio's Adviser. Mr. Durbiano is a Chartered Financial Analyst and received his
Date:      M.B.A. in Finance from the University of Pittsburgh.
September
21, 1959
VICE
PRESIDENT
Began
serving:
November
1998

**Officers do not receive any compensation from the Portfolio.




COMMITTEES OF THE BOARD
                                                                                                                           MEETINGS
BOARD          COMMITTEE                                                                                                   HELD
COMMITTEE      MEMBERS          COMMITTEE FUNCTIONS                                                                        DURING
                                                                                                                           LAST
                                                                                                                           FISCAL
                                                                                                                           YEAR
EXECUTIVE      John F.          In between meetings of the full Board, the Executive Committee generally may exercise      Six
               Donahue          all the powers of the full Board in the management and direction of the business and
               John E.          conduct of the affairs of the Trust in such manner as the Executive Committee shall
               Murray, Jr.,     deem to be in the best interests of the Trust.  However, the Executive Committee
               J.D., S.J.D.     cannot elect or remove Board members, increase or decrease the number of Trustees,
               John S.          elect or remove any Officer, declare dividends, issue shares or recommend to
               Walsh            shareholders any action requiring shareholder approval.

AUDIT          Thomas G.        The purposes of the Audit Committee are to oversee the accounting and financial            Nine
               Bigley           reporting process of the Portfolio, the Portfolio`s internal control over financial
               John T.          reporting, and the quality, integrity and independent audit of the Portfolio`s
               Conroy, Jr.      financial statements.  The Committee also oversees or assists the Board with the
               Nicholas P.      oversight of compliance with legal requirements relating to those matters, approves
               Constantakis     the engagement and reviews the qualifications, independence and performance of the
               Charles F.       Portfolio`s independent registered public accounting firm, acts as a liaison between
               Mansfield,       the independent registered public accounting firm and the Board and reviews the
               Jr.              Portfolio`s internal audit function.

NOMINATING     Thomas G.        The Nominating Committee, whose members consist of all Independent Trustees, selects       One
               Bigley           and nominates persons for election to the Portfolio`s Board when vacancies occur. The
               John T.          Committee will consider candidates recommended by shareholders, Independent Trustees,
               Conroy, Jr.      officers or employees of any of the Portfolio`s agents or service providers and
               Nicholas P.      counsel to the Portfolio. Any shareholder who desires to have an individual considered
               Constantakis     for nomination by the Committee must submit a recommendation in writing to the
               John F.          Secretary of the Portfolio, at the Portfolio's address appearing on the back cover of
               Cunningham       this Part B. The recommendation should include the name and address of both the
               Peter E.         shareholder and the candidate and detailed information concerning the candidate's
               Madden           qualifications and experience. In identifying and evaluating candidates for
               Charles F.       consideration, the Committee shall consider such factors as it deems appropriate.
               Mansfield,       Those factors will ordinarily include:  integrity, intelligence, collegiality,
               Jr.              judgment, diversity, skill, business and other experience, qualification as an
               John E.          "Independent Trustee," the existence of material relationships which may create the
               Murray, Jr.      appearance of a lack of independence, financial or accounting knowledge and
               Marjorie P.      experience, and dedication and willingness to devote the time and attention necessary
               Smuts            to fulfill Board responsibilities.
               John S.
               Walsh



BOARD OWNERSHIP OF SHARES IN THE PORTFOLIO AND IN THE FEDERATED FAMILY OF
INVESTMENT COMPANIES AS OF DECEMBER 31, 2005
                                                                            DOLLAR RANGE OF                AGGREGATE
                                                                               SHARES OWNED          DOLLAR RANGE OF
                                      IN FEDERATED INFLATION-PROTECTED SECURITIES CORE FUND          SHARES OWNED IN
INTERESTED                                                                                       FEDERATED FAMILY OF
BOARD MEMBER NAME                                                                               INVESTMENT COMPANIES
John F. Donahue                                                                        None            Over $100,000
Lawrence D. Ellis, M.D.                                                                None            Over $100,000

INDEPENDENT
BOARD MEMBER NAME
Thomas G. Bigley                                                                       None            Over $100,000
John T. Conroy, Jr.                                                                    None            Over $100,000
Nicholas P. Constantakis                                                               None            Over $100,000
John F. Cunningham                                                                     None            Over $100,000
Peter E. Madden                                                                        None            Over $100,000
Charles F. Mansfield, Jr.                                                              None            Over $100,000
John E. Murray, Jr., J.D., S.J.D.                                                      None            Over $100,000
Marjorie P. Smuts                                                                      None            Over $100,000
John S. Walsh                                                                          None            Over $100,000


INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER
The Adviser conducts investment research and makes investment decisions for the Portfolio.

The Adviser is a wholly owned subsidiary of Federated.

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.


PORTFOLIO MANAGER INFORMATION
The following information about the Portfolio's Portfolio Manager is provided as of the end of the Portfolio's most recently completed fiscal year.

                                          TOTAL NUMBER OF OTHER
 OTHER ACCOUNTS MANAGED BY                    ACCOUNTS MANAGED/
 DONALD ELLENBERGER                               TOTAL ASSETS*
 Registered Investment Companies    4 funds / $1,431.32 million
 Other Pooled Investment Vehicles                  0 portfolios
 Other Accounts                   15 accounts / $467.32 million
* None of the Accounts has an advisory fee that is based on the performance of the account.
Dollar value range of shares owned in the Portfolio:  None.

Donald Ellenberger is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. The annual incentive amount is determined based on multiple performance criteria using a Balanced Scorecard methodology, and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated Investors, Inc. (Federated). There are four weighted performance categories in the Balanced
Scorecard.  Investment Product Performance (IPP) is the predominant factor.   Of
lesser importance are: Leadership/Teamwork/Communication, Client Satisfaction and Service, and Financial Success. The total Balanced Scorecard "score" is applied against an annual incentive opportunity that is competitive in the market for this portfolio manager role to determine the annual incentive payment.

IPP is measured on a rolling 1, 3, and 5 calendar year pre-tax gross return basis vs. the Portfolio's benchmark (i.e., Lehman Brothers US Treasury Inflation-Protection Securities Index). Performance periods are adjusted if a portfolio manager has been managing an account for less than five years; accounts with less than one-year of performance history under a portfolio manager may be excluded. As noted above, Mr. Ellenberger is also the portfolio manager for other accounts in addition to the Portfolio. Such other accounts may have different benchmarks and may also be measured on a rolling 3 and 5 calendar year pre-tax gross return basis vs. an account's designated peer group of comparable funds. Investment performance is calculated with an equal weighting of each account managed by the portfolio manager. In addition, Donald Ellenberger serves on one or more Investment Teams that establish guidelines on various performance drivers (e.g., currency, duration, sector, volatility, and/or yield curve) for Taxable Fixed Income funds. A portion of the IPP score is based on Federated's senior management's assessment of team contributions.

Leadership/Teamwork/Communication is assessed by the Chief Investment Officer in charge of the portfolio manager's group, with input from the portfolio manager's co-workers.

Client Satisfaction and Service is assessed by Federated's senior management based on the quality, amount and effectiveness of client support activities, with input from sales management.

Financial success is assessed to tie the portfolio manager's bonus, in part, to Federated's overall financial health. In making this assessment, Federated's senior management considers the following factors: growth of the portfolio manager's funds (assets under management and revenues), net fund flows relative to industry trends for the product category, supporting the appropriate number of funds to improve efficiency and enhance strong fund performance, growth in assets under management and revenues attributable to the portfolio manager's Department, and Departmental expense management. Although a number of these factors are quantitative in nature, the overall assessment for this category is based on management's judgment. The financial success score is lowered if Federated's overall financial targets are not achieved.

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Portfolio. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute fund portfolio trades and/or specific uses of commissions from Portfolio trades (for example, research, or "soft dollars"). The Adviser has structured the portfolio managers' compensation in a manner, and the Portfolio has adopted policies and procedures, reasonably designed to safeguard the Portfolio from being negatively affected as a result of any such potential conflicts.


SERVICES AGREEMENT
Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Portfolio.


CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING

As required by SEC rules, the Portfolio, its Adviser, and its placement agent have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Portfolio Trustees, and certain other employees. Although they do permit these people to trade in securities, including those that the Portfolio could buy, as well as Shares of the Portfolio, they also contain significant safeguards designed to protect the Portfolio and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.


VOTING PROXIES ON PORTFOLIO SECURITIES
The Board has delegated to the Adviser authority to vote proxies on the securities held in the Portfolio's portfolio. The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.


PROXY VOTING POLICIES
The Adviser's general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted. Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company; increase the rights or preferences of the voted securities; and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for proposals to: require independent tabulation of proxies and/or confidential voting by shareholders; reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted); and repeal a shareholder rights plan (also known as a "poison pill"). The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; for proposals to grant preemptive rights to the securities being voted; and against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients' interests with the interests of shareholders without creating undue dilution; and against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction. The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies. Some transactions may also involve proposed changes to the company's corporate governance, capital structure or management compensation. The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election. In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board. For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.

The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company's board. The Adviser believes that a company's board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting. For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares "illiquid" for some period of time), the Adviser will not vote proxies for such shares.


PROXY VOTING PROCEDURES
The Adviser has established a Proxy Voting Committee (Proxy Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. The Adviser has hired Institutional Shareholder Services (ISS) to obtain, vote, and record proxies in accordance with the Proxy Committee's directions. The Proxy Committee directs ISS by means of Proxy Voting Guidelines, and ISS may vote any proxy as directed in the Proxy Voting Guidelines without further direction from the Proxy Committee (and may make any determinations required to implement the Proxy Voting Guidelines). However, if the Proxy Voting Guidelines require case-by-case direction for a proposal, ISS will provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to ISS. The Adviser's proxy voting procedures generally permit the Proxy Committee to amend the Proxy Voting Guidelines, or override the directions provided in such Guidelines, whenever necessary to comply with the proxy voting policies.


CONFLICTS OF INTEREST
The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Portfolio (and its shareholders) and those of the Adviser or placement agent. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote. A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an "Interested Company."

The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes. Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication. Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted. If the Proxy Voting Guidelines already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Proxy Voting Guidelines require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Portfolio's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.

If the Portfolio holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Portfolio's proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders' meeting called by such investment company, unless otherwise directed by the Board.


PROXY VOTING REPORT
A report on Form N-PX of how the Portfolio voted any proxies during the most recent 12-month period ended June 30 is available from the EDGAR database on the SEC's website at www.sec.gov.


PORTFOLIO HOLDINGS INFORMATION
The Portfolio's Annual and Semi-Annual Reports, which contain complete listings of the Portfolio's holdings as of the end of the Portfolio's second and fourth fiscal quarters, and its Quarterly Reports on Form N-Q, which contain complete listings of the Portfolio's holdings as of the end of its first and third fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Annual and Semi-Annual Reports are filed within 70 days, and Quarterly Reports on Form N-Q are filed within 60 days, after the end of the fiscal quarter.

The disclosure policy of the Portfolio and the Adviser prohibits the disclosure of portfolio holdings information to any investor or intermediary before the same information is made available to other investors. Employees of the Adviser or its affiliates who have access to nonpublic information concerning the Portfolio's holdings are prohibited from trading securities on the basis of this information. Such persons must report all personal securities trades and obtain pre-clearance for all personal securities trades other than mutual fund shares.

Firms that provide administrative, custody, financial, accounting, legal or other services to the Portfolio may receive nonpublic information about Portfolio holdings for purposes relating to their services. The Portfolio may also provide portfolio holdings information to publications that rate, rank or otherwise categorize investment companies and to commodities exchange clearing corporations in connection with qualifying the Portfolio's Shares for use as margin collateral. Traders or portfolio managers may provide "interest" lists to facilitate portfolio trading if the list reflects only that subset of the portfolio for which the trader or portfolio manager is seeking market interest. A list of service providers, publications and other third parties who may receive nonpublic portfolio holdings information appears in the Appendix to this Part B.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental or regulatory personnel) requires the prior approval of the President of the Adviser and of the Chief Compliance Officer of the Portfolio. The President of the Adviser and the Chief Compliance Officer will approve the furnishing of nonpublic portfolio holdings information to a third party only if they consider the furnishing of such information to be in the best interests of the Portfolio and its shareholders. In that regard, and to address possible conflicts between the interests of Portfolio shareholders and those of the Adviser and its affiliates, the following procedures apply. No consideration may be received by the Portfolio, the Adviser, any affiliate of the Adviser or any of their employees in connection with the disclosure of portfolio holdings information. Before information is furnished, the third party must sign a written agreement that it will safeguard the confidentiality of the information, will use it only for the purposes for which it is furnished and will not use it in connection with the trading of any security. Persons approved to receive nonpublic portfolio holdings information will receive it as often as necessary for the purpose for which it is provided. Such information may be furnished as frequently as daily and often with no time lag between the date of the information and the date it is furnished. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purposes for which it is furnished.

PLACEMENT AGENT
The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

ADMINISTRATOR
Federated Administrative Services (FAS), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. FAS provides these at the following annual rate of the average aggregate daily net assets of all Federated funds as specified below:

                                AVERAGE AGGREGATE DAILY
 MAXIMUM ADMINISTRATIVE FEE     NET ASSETS OF THE FEDERATED FUNDS
 0.150 of 1%                    on the first $5 billion
 0.125 of 1%                    on the next $5 billion
 0.100 of 1%                    on the next $10 billion
 0.075 of 1%                    on assets over $20 billion
The administrative fee received during any fiscal year shall be at least $150,000 per portfolio. FAS may voluntarily waive a portion of its fee and may reimburse the Portfolio for expenses.

FAS also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.

CUSTODIAN
State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio. Foreign instruments purchased by the Portfolio are held by foreign banks participation in a network coordinated by State Street Bank.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT
State Street Bank and Trust Company, the Portfolio's registered transfer agent, maintains all necessary shareholder records.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The independent registered public accounting firm for the Portfolio, Ernst & Young LLP, conducts its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require it to plan and perform its audits to provide reasonable assurance about whether the Portfolio's financial statements and financial highlights are free of material misstatement.


BROKERAGE ALLOCATION AND OTHER PRACTICES


When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.

Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. When the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio.



CAPITAL STOCK AND OTHER SECURITIES

CAPITAL STOCK
Holders of the Portfolio's Shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value (NAV) with no charge.


SHAREHOLDER INFORMATION

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.


OFFERING PRICE
The Portfolio's NAV per Share fluctuates and is based on the market value of all securities and other assets of the Portfolio.

Market values of the Portfolio's portfolio securities are determined as follows:

{circle}futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. Options traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the option as provided by an investment dealer or other financial institution that deals in the option. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value;

{circle}for mortgage-backed securities, based on the aggregate investment value of the projected cash flows to be generated by the security, as furnished by an independent pricing service;

   {circle}for other fixed-income securities, according to the mean between bid and asked prices as furnished by an independent pricing service, except that fixed-income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; and

{circle}for all other securities at fair value as determined in accordance with procedures established by and under the general supervision of the Board.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.


TRADING IN FOREIGN SECURITIES
Trading in foreign securities may be completed at times which vary from the closing of the New York Stock Exchange (NYSE). In computing its NAV, the Portfolio values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Portfolio's Board, although the actual calculation may be done by others.

REDEMPTION-IN-KIND
Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

TAXATION OF THE PORTFOLIO

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will be subject to federal corporate income tax.

The Portfolio will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust's other portfolios will be separate from those realized by the Portfolio.



INVESTMENT RATINGS


STANDARD AND POOR'S LONG-TERM DEBT RATING DEFINITIONS
AAA--Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA--Very high credit quality. 'AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A--High credit quality. 'A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB--Good credit quality. 'BBB' ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

BB--Speculative. 'BB' ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B--Highly speculative. 'B' ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC, C--High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A 'CC' rating indicates that default of some kind appears probable. 'C' ratings signal imminent default.


MOODY'S INVESTORS SERVICE LONG-TERM DEBT RATINGS
AAA-- Bonds and preferred stock which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA-- Bonds and preferred stock which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

A-- Bonds and preferred stock which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

NR--Indicates that both the bonds and the obligor or credit enhancer are not currently rated by S&P or Moody's with respect to short-term indebtedness. However, management considers them to be of comparable quality to securities rated A-1 or P-1.

NR(1)--The underlying issuer/obligor/guarantor has other outstanding debt rated AAA by S&P or Aaa by Moody's.

NR(2)--The underlying issuer/obligor/guarantor has other outstanding debt rated AA by S&P or Aa by Moody's.

NR(3)--The underlying issuer/obligor/guarantor has other outstanding debt rated A by S&P or Moody's.


FITCH RATINGS LONG-TERM DEBT RATING DEFINITIONS
AAA--HIGHEST CREDIT QUALITY. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA--VERY HIGH CREDIT QUALITY. 'AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A--HIGH CREDIT QUALITY. 'A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB--GOOD CREDIT QUALITY. 'BBB' ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

BB--SPECULATIVE. 'BB' ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B--HIGHLY SPECULATIVE. 'B' ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.


MOODY'S INVESTORS SERVICE COMMERCIAL PAPER RATINGS
PRIME-1--Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structure with moderate reliance on debt and ample asset protection, broad margins in earning coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity.

PRIME-2--Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.


STANDARD AND POOR'S COMMERCIAL PAPER RATINGS
A-1-- A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2-- A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.


FITCH RATINGS COMMERCIAL PAPER RATING DEFINITIONS
F-1--Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under their national rating scale, this rating is assigned to the "best" credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the sovereign state. Where the credit risk is particularly strong, a "+" is added to the assigned rating.

F-2-- Indicates a satisfactory capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, the margin of safety is not as great as in the case of the higher ratings.


A.M. BEST LONG-TERM DEBT RATINGS
An A.M. Best Long-Term Debt Rating (issue credit rating) is an opinion as to the issuer's ability to meet its financial obligations to security holders when due. These ratings are assigned to debt and preferred stock issues.

AAA-EXCEPTIONAL. Assigned to issues where the issuer has, in A.M. Best's opinion, an exceptional ability to meet the terms of the obligation.

AA-VERY STRONG. Assigned to issues where the issuer has, in A.M. Best's opinion, a very strong ability to meet the terms of the obligation.

A-STRONG. Assigned to issues where the issuer has, in A.M. Best's opinion, a strong ability to meet the terms of the obligation.

BBB-ADEQUATE. Assigned to issues where the issuer has, in A.M. Best's opinion, an adequate ability to meet the terms of the obligation; however, is more susceptible to changes in economic or other conditions.

BB-SPECULATIVE. Assigned to issues where the issuer has, in A.M. Best's opinion, speculative credit characteristics, generally due to a moderate margin of principal and interest payment protection and vulnerability to economic changes. .

B-VERY SPECULATIVE. Assigned to issues where the issuer has, in A.M. Best's opinion, very speculative credit characteristics, generally due to a modest margin of principal and interest payment protection and extreme vulnerability to economic changes. .

CCC, CC, C-EXTREMELY SPECULATIVE. Assigned to issues where the issuer has, in A.M. Best's opinion, extremely speculative credit characteristics, generally due to a minimal margin of principal and interest payment protection and/or limited ability to withstand adverse changes in economic or other conditions.

D-IN DEFAULT. In default on payment of principal, interest or other terms and conditions. The rating also is utilized when a bankruptcy petition, or similar action, has been filed.

Ratings from "aa" to "ccc" may be enhanced with a "+" (plus) or "-" (minus) to indicate whether credit quality is near the top or bottom of a category. A company's Long-Term Credit Rating also may be assigned an Under Review modifier ("u") that generally is event-driven (positive, negative or developing) and indicates that the company's A.M. Best Rating opinion is under review and may be subject to near-term change. Ratings prefixed with an ("i") denote indicative ratings. Ratings may also be assigned a Public Data modifier ("pd") which indicates that a company does not subscribe to A.M. Best's interactive rating process.


A.M. BEST SHORT-TERM DEBT RATINGS
An A.M. Best Short-Term Debt Rating (issue credit rating) is an opinion as to the issuer's ability to meet its obligations having maturities generally less than one year, such as commercial paper.

AMB-1+ -STRONGEST. Assigned to issues where the issuer has, in A.M. Best's opinion, the strongest ability to repay short-term debt obligations.

AMB-1 -OUTSTANDING. Assigned to issues where the issuer has, in A.M. Best's opinion, an outstanding ability to repay short-term debt obligations.

AMB-2 -SATISFACTORY. Assigned to issues where the issuer has, in A.M. Best's opinion, a satisfactory ability to repay short-term debt obligations.

AMB-3 -ADEQUATE. Assigned to issues where the issuer has, in A.M. Best's opinion, an adequate ability to repay short-term debt obligations; however, adverse economic conditions will likely lead to a reduced capacity to meet its financial commitments on short-term debt obligations.

AMB-4 -SPECULATIVE. Assigned to issues where the issuer has, in A.M. Best's opinion, speculative credit characteristics and is vulnerable to economic or other external changes, which could have a marked impact on the company's ability to meet its commitments on short-term debt obligations.

D-IN DEFAULT. In default on payment of principal, interest or other terms and conditions. The rating also is utilized when a bankruptcy petition, or similar action, has been filed.

A company's Short-Term Credit Rating also may be assigned an Under Review modifier ("u") that generally is event-driven (positive, negative or developing) and indicates that the company's A.M. Best Rating opinion is under review and may be subject to near-term change. Ratings prefixed with an ("i") denote indicative ratings.


A.M. BEST RATING OUTLOOK
A.M. Best Credit Ratings (aaa to c) are assigned a Rating Outlook that indicates the potential direction of a company's rating for an intermediate period, generally defined as the next 12 to 36 months. Public Data Ratings are not assigned an Outlook. Ratings Outlooks are as follows:

POSITIVE-Indicates a company's financial/market trends are favorable, relative to its current rating level, and if continued, the company has a good possibility of having its rating upgraded.

NEGATIVE-Indicates a company is experiencing unfavorable financial/market trends, relative to its current rating level, and if continued, the company has a good possibility of having its rating downgraded.

STABLE-Indicates a company is experiencing stable financial/market trends and that there is a low likelihood that its rating will change in the near term.

ADDRESSES

FEDERATED INFLATION-PROTECTED SECURITIES CORE FUND
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

PLACEMENT AGENT
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779

INVESTMENT ADVISER
Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSING AGENT
State Street Bank and Trust Company

P.O. Box 8600

Boston, MA 02266-8600


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

APPENDIX


The following is a list of persons other than the Adviser and its affiliates that may receive nonpublic portfolio holdings information concerning the
Portfolio:


CUSTODIAN
State Street Bank and Trust Company


SECURITIES LENDING AGENT
N/A


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP


LEGAL COUNSEL
Dickstein Shapiro Moran & Oshinsky LLP

Reed Smith LLP


SERVICE PROVIDERS
FactSet

Institutional Shareholder Services, Inc.

Wilshire Associates, Inc.


SECURITY PRICING SERVICES
Bear Stearns

FT Interactive Data

Reuters

Standard & Poor's


RATINGS AGENCIES
None


PERFORMANCE REPORTING/PUBLICATIONS
Morningstar, Inc.

NASDAQ

Value Line


OTHER
Astec Consulting Group, Inc.

Investment Company Institute

Cusip:  31409N507

33776 (2/06)

PART C.      OTHER INFORMATION.

Item 23.     Exhibits:

             (a)    (i)          Conformed copy of Declaration of Trust
                                 of the Registrant; (1)
                    (ii)         Conformed copies of Amendment Nos. 1, 2
                                 and 3 to the Declaration of Trust of
                                 the Registrant; (6)
             (b)    (i)          Copy of By-Laws of the Registrant; (1)
                    (ii)         Copies of Amendment Nos. 1, 2, 3 and 4
                                 to the By-Laws of the Registrant;(6)
                    (iii)        Copy of Amendment No. 5 to the By-Laws
                                 of the Registrant; (7)
                    (iv)         Copy of Amendment No. 6 to the By-Laws
                                 of the Registrant (8)
                    (v)          Copy of Amendment No. 6 to the By-Laws
                                 of the Registrant (8)
                    (vi)         Copy of Amendment No. 7 to the By Laws
                                 of the Registrant (9)
                    (vii)        Copy of Amendment No. 8 to the By Laws
                                 of the Registrant (+)
             (c)                 Not applicable;
             (d)    (i)          Conformed copy of Investment Advisory
                                 Contract of the Registrant with
                                 Exhibits A & B attached thereto; (4)
                    (ii)         Assignment of Registrant's Investment
                                 Advisory Contract to Federated
                                 Investment Management Company; (4)
                    (iii)        Conformed copy of Amendment to the
                                 Investment Advisory Contract of the
                                 Registrant; (6)
                    (iv)         Conformed copy of Amendment to the
                                 Investment Advisory Contract of the
                                 Registrant; (10)
             (e)    (i)          Conformed copy of Exclusive Placement
                                 Agent Agreement of High Yield Bond
                                 Portfolio; (2)
                    (ii)         Conformed copy of Amendment to
                                 Exclusive Placement Agent Agreement of
                                 the Registrant, on behalf of High Yield
                                 Bond Portfolio; (6)
                    (iii)        Conformed copy of Exclusive Placement
                                 Agent Agreement of Federated Mortgage
                                 Core Portfolio; (4)
                    (iv)         Conformed copy of Amendment to the
                                 Exclusive Placement Agent Agreement of
                                 the Registrant, on behalf of Federated
                                 Mortgage Core Portfolio;(6)
                    (v)          Conformed copy of Exclusive Placement
                                 Agreement of the Registrant, on behalf
                                 of Federated Prime Pool;(9)
                    (vi)         Conformed copy of Exclusive Placement
                                 Agreement of the Registrant, on behalf
                                 of Federated Federated Government
                                 Pool;(9)
             (f)                 Not applicable;
             (g)    (i)          Conformed copy of Custodian Agreement
                                 and Custodian Fee Schedule of the
                                 Registrant; (1)
                    (ii)         Conformed copy of Amendment to the
                                 Custodian Agreement of the Registrant;
                                 (6)
             (h)    (i)          The Registrant hereby incorporates by
                                 reference the conformed copy of the
                                 Agreement for Administrative Services,
                                 with Exhibit 1 and Amendments 1 and 2
                                 attached, between Federated
                                 Administrative Services and the
                                 Registrant from Item 23(h)(iv)of the
                                 Federated Total Return Series, Inc.
                                 Registration Statement on Form N-1A,
                                 filed with the Commission on November
                                 29, 2004.  (File Nos. 33-50773 and 811-
                                 7115);
                    (ii)         The Registrant hereby incorporates the
                                 conformed copy of the Second Amended
                                 and Restated Services Agreement, with
                                 attached Schedule 1 revised 6/30/04,
                                 from Item (h)(vii) of the Cash Trust
                                 Series,  Inc. Registration Statement on
                                 Form N-1A, filed with the Commission on
                                 July 29, 2004. (File Nos. 33-29838 and
                                 811-5843)
                    (iii)        The Registrant hereby incorporates the
                                 conformed copy of the Financial
                                 Administration and Accounting Services
                                 Agreement, with attached Exhibit A
                                 revised 6/30/04, from Item (h)(viii) of
                                 the Cash Trust Series, Inc.
                                 Registration Statement on Form N-1A,
                                 filed with the Commission on July 29,
                                 2004. (File Nos. 33-29838 and 811-5843)
                    (iv)         The Registrant hereby incorporates the
                                 conformed copy of Transfer Agency and
                                 Service Agreement between the Federated
                                 Funds and State Street Bank and Trust
                                 Company from Item 23 (h)(ix) of the
                                 Federated Total Return Government Bond
                                 Fund Registration Statement on Form N-
                                 1A, filed with the Commission on April
                                 28, 2005.  (File Nos. 33-60411 and 811-
                                 07309);
                    (v)          The Registrant hereby incorporates by
                                 reference the conformed copy of
                                 Amendment No. 3 to the Agreement for
                                 Administrative Services between
                                 Federated Administrative Services
                                 Company and the Registrant dated June
                                 1, 2005, form Item 23 (h)(ii) of the
                                 Cash Trust Series, Inc.  Registration
                                 Statement on Form N-1A, filed with the
                                 Commission on July 27, 2005.  (File
                                 Nos. 33-29838 and 811-58543);
                    (vi)         Conformed copy of Amendment No. 4 to
                                 the Agreement for Administrative
                                 Services between Federated
                                 Administrative Services Company and the
                                 Registrant dated September 1, 2006.(+);
                    (vii)        The Registrant hereby incorporates the
                                 conformed copy of the Transfer Agency and
                                 Service Agreement between the Federated Funds
                                 and State Street Bank and Trust Company from
                                 Item 23(h)(ix)of the Federated Stock Trust
                                 Registration Statement on Form N-1A, filed with
                                 the Commission on December 29, 2005. (File Nos.
                                 2-75756 and 811-3385)
             (i)                 Not applicable;
             (j)                 Not applicable;
             (k)                 Not applicable;
             (l)                 Form of Written Assurances from Initial
                                 Shareholders; (2)
             (m)                 Not applicable;
             (n)                 Not applicable;
             (o)    (i)          Conformed Copy of Power of Attorney;(5)
                    (ii)         Conformed Copy of Limited Power of
                                 Attorney; (3)
                    (iii)        Schedule 1 to Limited Power of
                                 Attorney. (4)
                    (iv)         Conformed Copy of Power of Attorney;(+)
                    (v)          Conformed Copy of Power of Attorney;(+)
             (p)                 (i) The Registrant hereby incorporates
                                 the copy of the Code of Ethics for
                                 Access Persons from Item 23(p) of the
                                 Money Market Obligations Trust
                                 Registration Statement on Form N-1A
                                 filed with the Commission on February
                                 26, 2004. (File Nos. 33-31602 and 811-
                                 5950);
                                 (ii) The Registrant hereby incorporates
                                 the conformed copy of the Federated
                                 Investors, Inc. Code of Ethics for
                                 Access Persons, effective 1/1/2005,
                                 from Item 23(p) of the Money Market
                                 Obligations Trust Registration
                                 Statement on Form N-1A, filed with the
                                 Commission on February 25, 2005.  (File
                                 Nos. 33-31602 and 811-5950)

+      All Exhibits have been filed electronically.

1. Response is incorporated by reference to Registrant's Initial Registration Statement on Form N-1A filed December 30, 1997 (File No. 811-08519).
2. Response is incorporated by reference to Registrant's Amendment No. 1 on Form N-1A filed January 30, 1998 (File No. 811-08519).
3. Response is incorporated by reference to Registrant's Amendment No. 3 on Form N-1A filed April 16, 1999 (File No. 811-08519).
4. Response is incorporated by reference to Registrant's Amendment No. 5 on Form N-1A filed November 22, 1999 (File No. 811-08519).
 5. Response is incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed February 29, 2000 (File No. 811-08519).
 6. Response is incorporated by reference to Registrant's Amendment No. 10 on Form N-1A filed February 27, 2003 (File No. 811-08519).
 7. Response is incorporated by reference to Registrant's Amendment No. 10 on Form N-1A filed February 26, 2004 (File No. 811-08519).
 8. Response is incorporated by reference to Registrant's Amendment No. 12 on Form N-1A filed April 29, 2005 (File No. 811-08519).
 9. Response is incorporated by reference to Registrant's Amendment No. 15 on Form N-1A filed October 24, 2005 (File No. 811-08519).
 10. Response is incorporated by reference to Registrant's Amendment No. 18 on Form N-1A filed June 8, 2006 (File No. 811-08519).


Item 24.     Persons Controlled by or Under Common Control with
             Registrant:

             None

Item 25.     Indemnification:  (1)

Item 26.     Business and Other Connections of Investment Adviser:

             For a description of the other business of the investment adviser, see the section entitled "Who Manages the Fund?" in Part A. The affiliations with the Registrant of two of the Trustees and two of the Officers of the investment adviser are included in Part B of this Registration Statement under "Who Manages and Provides Services to the Fund?" The remaining Trustees of the investment adviser and, in parentheses, their principal occupations are:
             Thomas R. Donahue, (Chief Financial Officer, Federated Investors, Inc.), 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779 and Mark D. Olson (a principal of the firm, Mark D. Olson & Company, L.L.C. and Partner, Wilson, Halbrook & Bayard, P.A.), 800 Delaware Avenue, P.O. Box 2305, Wilmington, DE 19899-2305.

The remaining Officers of the investment adviser are:

President/ Chief Executive Officer
and Trustee:                                         John B. Fisher

Vice Chairman:                                       William D. Dawson, III

Senior Vice Presidents:                              J. Scott Albrecht
                                                     Joseph M. Balestrino
                                                     Jonathan C. Conley
                                                     Deborah A. Cunningham
                                                     Mark E. Durbiano
                                                     Donald T. Ellenberger
                                                     Susan R. Hill
                                                     Robert M. Kowit
                                                     Jeffrey A. Kozemchak
                                                     Mary Jo Ochson
                                                     Robert J. Ostrowski
                                                     Paige Wilhelm

Vice Presidents:                                     Todd A. Abraham
                                                     Randall S. Bauer
                                                     Nancy J.Belz
                                                     G. Andrew Bonnewell
                                                     Karol Crummie
                                                     Lee R. Cunningham, II
                                                     B. Anthony Delserone,Jr.
William Ehling  Eamonn G. Folan
                                                     Richard J. Gallo
                                                     John T. Gentry
                                                     Kathyrn P. Glass
                                                     Patricia L. Heagy
                                                     William R. Jamison
                                                     Nathan H. Kehm
                                                     John C. Kerber
                                                     J. Andrew Kirschler
                                                     Marian R. Marinack
                                                     Kevin McCloskey
                                                     John W. McGonigle
                                                     Natalie F. Metz
                                                     Thomas J. Mitchell
                                                     Joseph M. Natoli
                                                     Bob Nolte
                                                     Mary Kay Pavuk
                                                     Jeffrey A. Petro
                                                     John Polinski
                                                     Ihab L. Salib
                                                     Roberto Sanchez-Dahl, Sr.
                                                     John Sidawi
                                                     Michael W. Sirianni, Jr.
                                                     Christopher Smith
                                                     Timothy G. Trebilcock
                                                     Paolo H. Valle
                                                     Stephen J. Wagner
                                                     George B. Wright

Assistant Vice Presidents:                           Hanan Callas
                                                     Jerome Conner
                                                     James R. Crea, Jr.
                                                     Richard Cumberledge
                                                     Jason DeVito
                                                     Bryan Dingle
                                                     Timothy Gannon
                                                     James Grant
                                                     Tracey L. Lusk
                                                     Ann Manley
                                                     Karl Mocharko
                                                     Joseph Mycka
                                                     Nick Navari
                                                     Gene Neavin
                                                     Liam O'Connell
                                                     Rae Ann Rice
                                                     Brian Ruffner
                                                     Kyle D. Stewart
                                                     Mary Ellen Tesla
                                                     Nichlas S. Tripodes
                                                     Mark Weiss

Secretary:                                           G. Andrew Bonnewell

Treasurer:                                           Thomas R. Donahue


Assistant Treasurer:                                 Denis McAuley, III

             The business address of each of the Officers of the investment adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.

Item 27.     Principal Underwriters:

             (a) Federated Securities Corp. the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:

                    Cash Trust Series, Inc.; Cash Trust Series II; Federated Adjustable Rate Securities Fund; Federated American Leaders Fund, Inc.; Federated Core Trust; Federated Core Trust II, L.P.; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fixed Income Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated High Income Bond Fund, Inc.; Federated High Yield Municipal Income Fund; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated Intermediate Government Fund, Inc. Federated International Series, Inc.; Federated Investment Series Funds, Inc.; Federated Managed Allocation Portfolios; Federated Municipal High Yield Advantage Fund, Inc.; Federated Managed Pool Series; Federated MDT Series; Federated Municipal Securities Fund, Inc.; Federated Municipal Securities Income Trust; Federated Premier Intermediate Municipal Income Fund; Federated Premier Municipal Income Fund; Federated Short-Term Municipal Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Total Return Government Bond Fund; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities Fund: 2-5 Years; Federated World Investment Series, Inc.; Intermediate Municipal Trust; Edward Jones Money Market Fund and Money Market Obligations Trust.


         (b)

          (1)                          (2)                           (3)
Positions and Offices                                      Positions and Offices
  With Distributor                     Name                    With Registrant
_____________________           _________________          _____________________

Chairman:                       Richard B. Fisher          Vice President

Executive Vice
Vice President, Assistant
Secretary and Director:         Thomas R. Donahue

President and Director:         Thomas E. Territ

Vice President and Director:    Peter J. Germain

Treasurer and Director:         Denis McAuley III

Senior Vice Presidents:         Michael Bappert
                                Richard W. Boyd
                                Laura M. Deger
                                Peter W. Eisenbrandt
                                Theodore Fadool, Jr.
                                Christopher Fives
                                James S. Hamilton
                                James M. Heaton
                                Harry J. Kennedy
                                Anne H. Kruczek
                                Amy Michaliszyn
                                Keith Nixon
                                Solon A. Person, IV
                                Colin B. Starks
                                Robert F. Tousignant
                                Paul Uhlman

Vice Presidents:                Irving Anderson
                                Dan Berry
                                John B. Bohnet
                                Edward R. Bozek
                                Jane E. Broeren-Lambesis
                                Daniel Brown
                                Bryan Burke
                                Mark Carroll
                                Dan Casey
                                Scott Charlton
                                Steven R. Cohen
                                James Conely
                                Kevin J. Crenny
                                G. Michael Cullen
                                Beth C. Dell
                                Ron Dorman
                                Donald C. Edwards
                                Lee England
                                Timothy Franklin
                                Jamie Getz
                                Scott Gundersen
                                Peter Gustini
                                Dayna C. Haferkamp
                                Raymond J. Hanley
                                Vincent L. Harper, Jr.
                                Bruce E. Hastings
                                Jeffrey S. Jones
                                Michael W. Koenig
                                Ed Koontz
                                Christopher A. Layton
                                Michael H. Liss
                                Michael R. Manning
                                Michael Marcin
                                Martin J. McCaffrey
                                Mary A. McCaffrey
                                Richard C. Mihm
                                Vincent T. Morrow
                                Doris T. Muller
                                Alec H. Neilly
                                Rebecca Nelson
                                James E. Ostrowski
                                Stephen Otto
                                Brian Paluso
                                Mark Patsy
                                Robert F. Phillips
                                Chris Randal
                                Josh Rasmussen
                                Richard A. Recker
                                Ronald Reich
                                Christopher Renwick
                                Diane M. Robinson
                                Brian S. Ronayne
                                Timothy A. Rosewicz
                                Thomas S. Schinabeck
                                Edward J. Segura
                                Peter Siconolfi
                                Edward L. Smith
                                John A. Staley
                                Mark Strubel
                                William C. Tustin
                                Michael Vahl
                                David Wasik
                                G. Walter Whalen
                                Stephen White
                                Jeff Wick
                                Patrick M. Wiethorn
                                Lewis Williams
                                Edward J. Wojnarowski
                                Michael P. Wolff
                                Erik Zettlemayer
                                Paul Zuber

Assistant Vice Presidents:      Robert W. Bauman
                                Charles L. Davis, Jr.
                                William Rose

Secretary:                      C. Todd Gibson

Assistant Treasurer:            Lori A. Hensler
                                Richard A. Novak

The business address of each of the Officers of Federated Securities Corp. is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.

          (c)     Not applicable

Item 28.     Location of Accounts and Records:

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Registrant                             Reed Smith LLP
                                       Investment Management Group (IMG)
                                       Federated Investors Tower
                                       12th Floor
                                       1001 Liberty Avenue
                                       Pittsburgh, PA 15222-3779

(Notices should be sent to the Agent for Service at above address)

                                       Federated Investors Funds
                                       5800 Corporate Drive
                                       Pittsburgh, PA  15237-7000

Federated Administrative Services      Federated Investors Tower
("Administrator")                      1001 Liberty Avenue
                                       Pittsburgh, PA  15222-3779

Federated Investment Management        Federated Investors Tower
Company ("Adviser")                    1001 Liberty Avenue
                                       Pittsburgh, PA  15222-3779

State Street Bank and Trust Company    P.O. Box 8600
("Custodian, Transfer Agent            Boston, MA 02266-8600
and Dividend Disbursing
Agent ")

Item 29.     Management Services:

Not applicable.

Item 30.     Undertakings:

             Registrant hereby undertakes to comply with the provisions of Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.

                               SIGNATURES

       Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 3rd day of November 2006.

                          FEDERATED CORE TRUST

                          BY: /s/ Kary A. Moore
                          Kary A. Moore, Assistant Secretary
                          November 3, 2006